UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PAYMENTUS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PAYMENTUS HOLDINGS, INC.

11605 NORTH COMMUNITY HOUSE ROAD

SUITE 300

CHARLOTTE, NORTH CAROLINA 28277

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m., Eastern Time, on Friday, June 5, 2026

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2026 annual meeting of stockholders of Paymentus Holdings, Inc., to be held on Friday, June 5, 2026 at 1:00 p.m., Eastern Time. The annual meeting will be conducted virtually via live audio webcast in order to allow our stockholders to participate from any location and to reduce the environmental impact of the meeting. We are committed to ensuring that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2026, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the annual meeting to act upon the following matters, as more fully described in the accompanying proxy statement:

•

to elect three Class II directors to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•

to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2025, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

•	to vote, on an advisory basis, whether the above “say-on-pay” advisory vote should occur every one, two or three years; and

•	to transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 9, 2026 as the record date for the annual meeting. Only stockholders of record on April 9, 2026 are entitled to notice of and to vote at the annual meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on Friday, June 5, 2026. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access over the Internet our proxy statement for our annual meeting and our annual report to stockholders. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed directly at the following Internet address: www.proxyvote.com, using the 16-digit control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares at the annual meeting.

On behalf of the directors, management and employees of Paymentus, thank you for your continued support of and ownership in our company.

By order of the Board of Directors,

Dushyant Sharma
Chairman, President and Chief Executive Officer Charlotte, North Carolina
April 22, 2026

-i-

PAYMENTUS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m., Eastern Time, on Friday, June 5, 2026

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Throughout this proxy statement, we refer to Paymentus Holdings, Inc. as “we,” “our,” “us,” “Paymentus” and the “Company.”

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of Paymentus Holdings, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Friday, June 5, 2026 at 1:00 p.m., Eastern Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 22, 2026 to all stockholders of record as of April 9, 2026. The proxy materials and our annual report can be accessed as of April 22, 2026 by visiting https://ir.paymentus.com/financials/sec-filings. If you receive a Notice, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•

the election of three Class II directors to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•

the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or the SEC; and

•	a vote, on an advisory basis, as to whether the above “say-on-pay” advisory vote should occur every one, two or three years.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR ALL” the director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC; and

•	“FOR” the option of “ONE YEAR” as the frequency with which stockholders are provided the advisory vote on executive compensation.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

Who is entitled to vote at the annual meeting?

Holders of our Class A and Class B common stock as of the close of business on April 9, 2026, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any postponement or adjournment of the meeting.

How many shares can be voted at the annual meeting?

As of the record date, there were 62,936,502 shares of our Class A common stock outstanding and 62,852,835 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting, and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Through their ownership of Class B common stock, can Accel-KKR and our founder and chief executive officer determine the outcome of the proposals?

Yes. Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Because of the ten-to-one voting ratio between our Class B common stock and Class A common stock, as of the record date, Accel-KKR, or AKKR, and our founder and chief executive officer collectively controlled more than 50% of the voting power of our outstanding common stock and therefore are able to control all matters submitted to our stockholders for approval at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially, or in “street name.”

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. We have enclosed a proxy card for you to use if you receive printed proxy materials. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Beneficial Owners, or “Street Name” Stockholders

If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. If you do not provide voting instructions, your shares may constitute broker non-votes with respect to Proposal Nos. 1, 3 and 4. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or nominee that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the annual meeting. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

What are broker non-votes and abstentions?

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. If you are a street name stockholder, your bank, broker or other nominee holder of record is permitted to vote your shares on the ratification of the independent registered public accounting firm, which is a routine matter, even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any non-routine matter, including for example, a director election, a charter amendment, a matter relating to executive compensation or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. Several large brokerage firms have recently eliminated discretionary voting even for routine matters. Therefore, if you hold your shares through such brokerage firms, then your shares might not be voted, even for routine matters, if you do not give voting instructions to your broker, bank or other nominee. You should consult your bank, broker or other nominee holder if you have questions about this.

An “abstention” will occur at the annual meeting with respect to a proposal if your shares of common stock are deemed to be present at the annual meeting, either because you virtually attend the annual meeting or because you have properly completed and returned a proxy, but you provide explicit instructions to decline to vote on the proposal by indicating that you wish to “ABSTAIN” from voting on such proposal. Under Delaware law (under which we are incorporated), abstentions are counted as shares present and entitled to vote at the annual meeting, but they are not considered votes cast.

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices located at 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277, by contacting our corporate secretary.

How many votes are needed for approval of each proposal?

Proposal No. 1—Election of directors

Each director is elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (i) vote “FOR ALL” director nominees named herein, (ii) “WITHHOLD ALL” votes for all such director nominees or (iii) vote “FOR ALL EXCEPT,” which is a vote for all director nominees other than any nominees with respect to whom your vote is specifically withheld by indicating such in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Proposal No. 2—Ratification of independent registered public accounting firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares cast. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal; however, as noted above under “What are broker non-votes and abstentions?” several large brokerage firms have recently eliminated discretionary voting even for routine matters. Accordingly, if you hold your shares through such brokerage firms, and you do not give voting instructions to your broker, bank or other nominee, we may have broker non-votes on this proposal. In the event we have broker non-votes on this proposal, broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 3—Approval, on an advisory basis, of the compensation of our named executive officers (“say-on-pay”)

Please note that the “say-on-pay” vote is only advisory in nature and has no binding effect on us or our board of directors. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Our board of directors will consider Proposal 3 approved if such proposal receives the affirmative vote of a majority of the voting power of the shares cast. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. In the event we have broker non-votes on this proposal, broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 4—Whether the above “say-on-pay” advisory vote should occur every one, two or three years (“say-on-frequency”)

Please note that the “say-on-frequency” vote is only advisory in nature and has no binding effect on us or our board of directors. You may vote for the options of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Our board of directors will consider the frequency option that receives the highest number of votes to be the option recommended by the stockholders. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. In the event we have broker non-votes on this proposal, broker non-votes will have no effect on the outcome of the vote on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the annual meeting for the meeting to be properly held under our Amended and Restated Bylaws, or our bylaws, and Delaware law. The presence, virtually or by proxy, of holders of a majority of the voting power of our stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholders of Record

If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 4, 2026 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 4, 2026 (have your Notice or proxy card in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received by 11:59 p.m., Eastern Time, on June 4, 2026; or

•

by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2026, where you may vote during the meeting (have your Notice or proxy card in hand when you visit the website).

Submitting your proxy by Internet, by telephone or by mail will in no way limit your right to vote at the annual meeting if you later decide to attend virtually. Even if you currently plan to virtually attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

Street Name Stockholders

If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record

If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR ALL” director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC; and

•	“FOR” the option of “ONE YEAR” as the frequency with which stockholders are provided the advisory vote on executive compensation.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders

Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on any other proposals, including the election of directors or the say-on-pay and say-on-frequency advisory votes, which are considered non-routine matters, absent direction from you. In addition, several large brokerage firms have recently eliminated discretionary voting even for routine matters and thus may not vote your shares on our sole routine matter. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, or chooses not to vote your shares even on our sole routine matter, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy after I return my proxy card?

Stockholder of Record

If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone prior to 11:59 p.m., Eastern Time, on June 4, 2026;

•	completing and returning a later-dated proxy card, which must be received prior to 11:59 p.m., Eastern Time, on June 4, 2026;

•

delivering a written notice of revocation to our corporate secretary at Paymentus Holdings, Inc., 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277, Attention: Corporate Secretary, which must be received by 11:59 p.m., Eastern Time, on June 4, 2026; or

•	virtually attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders

If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via live audio webcast only. The live audio webcast of the annual meeting will be available for listening by the general public, but participation in the annual meeting, including voting shares and submitting questions, will be limited to stockholders. Attendees will be required to comply with the meeting guidelines and procedures available at www.virtualshareholdermeeting.com/PAY2026.

Stockholders of Record

If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PAY2026. To attend and participate in the annual meeting, you will need the 16-digit control number included on your Notice or proxy card. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote or ask questions. The annual meeting live audio webcast will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

Street Name Stockholders

If you were a street name stockholder as of the record date and your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or Notice. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

Can I ask questions at the annual meeting?

You may submit questions via the Internet during the annual meeting by participating in the webcast at www.virtualshareholdermeeting.com/PAY2026. We will answer timely submitted questions on a matter to be voted on at the annual meeting before voting is closed on the matter. Following adjournment of the formal business of the annual meeting, we will address appropriate general questions from stockholders regarding our company, giving priority to questions with broader stockholder interest. Questions received during the annual meeting will be presented as submitted, uncensored and unedited, except that we may, in our discretion, omit certain personal details for data privacy protection issues and edit profanity or other inappropriate language. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the annual meeting can be found in our guidelines and procedures, available at www.virtualshareholdermeeting.com/PAY2026.

As noted above, if you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote or ask questions.

How can I get help if I have trouble checking in or listening to the annual meeting online?

Online check-in to the annual meeting webcast will begin at 12:45 p.m., Eastern Time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the duration of the annual meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Dushyant Sharma, our president and chief executive officer, and Sanjay Kalra, our chief financial officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

We have retained Broadridge Financial Solutions to tabulate the votes and serve as the independent inspector of election for the annual meeting.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees, and we will reimburse the reasonable out-of-pocket expenses they incur in doing so. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. At our discretion, we may engage a proxy solicitation firm to assist us with the solicitation process, for which we will bear the costs of any such engagement.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results within four business days after the meeting and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps conserve natural resources. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials, except for those stockholders who requested to receive paper copies. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings. We may, at our discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

Can I access the proxy statement and annual report on the Internet?

Yes. As noted above, we are furnishing our proxy materials to our stockholders via the Internet, except for those stockholders who have elected to receive paper copies. We highly recommend that you receive electronic delivery of our proxy statements, annual reports and other stockholder communications. This helps reduce the use of paper and reduces our printing, postage and other costs.

This proxy statement, the form of proxy card and our annual report are available at www.proxyvote.com. If you are a stockholder of record who has requested to receive paper copies of the proxy materials and would like to access our future proxy statements and annual reports electronically instead of receiving paper copies in the mail, there are several ways to do this. You can mark the appropriate box on your proxy card or follow the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a Notice in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise. If you have Internet access, we hope you make this choice.

What does it mean if I receive more than one Notice or more than one set of printed proxy materials?

If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or may be registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice or proxy statement and annual report, as applicable, you may contact us as follows:

Paymentus Holdings, Inc.

Attention: Investor Relations

11605 North Community House Road, Suite 300

Charlotte, North Carolina 28277

Tel: (888) 440-4826

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Who should I contact if I have questions?

If you are a holder of our common stock through a brokerage account and you have any questions or need assistance in voting your shares, you should contact the broker or bank where you hold the account.

If you are a registered holder of our common stock and you have any questions or need assistance in voting your shares, please call our Investor Relations department at (888) 440-4826.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. UNDER NO CIRCUMSTANCES DOES THE DELIVERY OF THIS PROXY STATEMENT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of eight directors, seven of whom are independent under the listing standards of the New York Stock Exchange, or the NYSE. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 9, 2026, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Nominees for Director

Jody Davids(1)	II	70	Director	2022	2026	2029

Adam Malinowski	II	39	Director	2019	2026	2029

Gary Trainor(1)	II	74	Director	2011	2026	2029

Continuing Directors

William Ingram(1)(2)	I	69	Director	2021	2028	—

Robert Palumbo(2)(3)	I	60	Lead Independent Director	2011	2028	—

Dushyant Sharma	III	57	Chairman	2011	2027	—

Jason Klein(3)	III	53	Director	2011	2027	—

Arun Oberoi	III	71	Director	2023	2027	—

(1)	Member of audit committee
(2)	Member of nominating and corporate governance committee
(3)	Member of compensation committee

Nominees for Director—Class II

Jody Davids has served as a member of our board of directors since April 2022. She served as senior vice president and global chief information officer of PepsiCo, Inc., a NYSE-listed company that has a global portfolio of food and beverage brands, from April 2016 to October 2019. Prior to that role, she served as chief information officer of Agrium, Inc., a NYSE-listed and Toronto Stock Exchange-listed company that is a global producer and marketer of nutrients for agricultural and industrial markets, from April 2014 to April 2016. Ms. Davids served in various executive and consulting roles with Agrium, Best Buy, Inc., a NYSE-listed company, and Cardinal Health, Inc., a NYSE-listed company, from 2000 to 2014. She served as a director of Premier, Inc., a Nasdaq-listed technology-driven healthcare improvement company, from 2015 to 2025. Ms. Davids holds a B.A. in Human Resources Management and Business and an M.B.A. from San Jose State University. We believe that Ms. Davids’ strong background in information technology and cybersecurity risk management and her leadership experience serving in corporate senior executive positions of other publicly traded companies, qualify her to serve on our board of directors.

Adam Malinowski has served as a member of our board of directors since April 2019. Mr. Malinowski has served as an investment professional at AKKR since August 2010, and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Malinowski holds a B.S. in Business Administration and a B.A. in Economics from the University of California, Berkeley. We believe Mr. Malinowski’s experience in the areas of corporate strategy, finance, business transactions and software investments qualifies him to serve on our board of directors.

Gary Trainor has served as a member of our board of directors since September 2011, and served as our executive chairman from September 2011 to September 2013. Mr. Trainor has served as executive chairman of PeopleGuru, an HCM software and services company, since April 2022, WorkEasy Software, a workforce management software company, since September 2020, Mindmarker Corporation, a learning software platform company, since August 2020, and Flores & Associates, a national benefits administrator, since April 2020, as well as chief executive officer of CFH Strategic Investment I, LLC, a family office, since March 2018. Mr. Trainor previously served as chief executive officer of Viventium Software from December 2014 to March 2018 and Infinisource (now iSolved Benefit Services) from September 2011 to January 2014, both SaaS-based human capital management software providers. Earlier in his career, Mr. Trainor served as division president at First Data and ADP. Mr. Trainor holds an M.B.A. from Fairleigh Dickinson University and a B.A. in Business Administration from Rutgers University. We believe Mr. Trainor’s extensive industry and management experience, including at other SaaS companies, qualifies him to serve on our board of directors.

Continuing Directors—Class I

William Ingram has served as a member of our board of directors since February 2021. Mr. Ingram served from December 2015 to March 2020 as the chief financial officer and treasurer of Avalara, Inc., a provider of software for automated tax compliance that was listed on the NYSE. Prior to joining Avalara, Mr. Ingram served as interim chief financial officer of Khan Academy, a provider of online learning resources, from April 2015 to December 2015. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., the parent company of Cricket Wireless, a wireless telecommunications provider, including executive vice president and chief of strategy, from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram currently serves on the board of directors and as chair of the audit committee and member of the human capital and compensation committee of CCC Intelligent Solutions Holdings Inc., a Nasdaq-listed provider of technologies and applications for the property and casualty insurance industry. He served on the board of directors of Avalara from January 2020 until its acquisition in October 2022. Mr. Ingram holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. We believe Mr. Ingram’s experience in the areas of corporate strategy, finance and business transactions, as well as his experience working with other public technology and software companies, qualify him to serve on our board of directors.

Robert Palumbo has served as a member of our board of directors since September 2011 and as our lead independent director since May 2021. Mr. Palumbo has served as managing director and founding partner of AKKR, a private equity firm, since November 2004, and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Palumbo holds an A.B. from Princeton University. We believe Mr. Palumbo’s experience in the areas of corporate strategy, finance, investment banking, business transactions and software investments, as well as his experience working with other technology and software companies, qualify him to serve on our board of directors.

Continuing Directors—Class III

Dushyant Sharma, our founder, has served as president, chief executive officer and a member of our board of directors since our inception, and has also served as our chairman since December 2013. Before founding Paymentus, Mr. Sharma cofounded Derivion Corporation, a SaaS-based electronic billing company, in 1998. Derivion was acquired in 2001 by Metavante Corporation, a banking and payment technologies provider. Mr. Sharma continued employment with Metavante from May 2001 to November 2004. Mr. Sharma holds a Bachelor of Engineering in Computer Science and Engineering from Marathwada University in India. We believe Mr. Sharma’s extensive background in billing and payment technologies, as well as his experience serving as our chief executive officer, qualify him to serve on our board of directors.

Jason Klein has served as a member of our board of directors since September 2011. Mr. Klein is a Senior Advisor at AKKR and Co-CEO of Red Iron Group, an investment firm. He was previously a Managing Director at AKKR and joined the firm during its inaugural fund in May 2005. He has served on the boards of many private companies and currently serves on the boards of several of AKKR’s and Red Iron Group’s private portfolio companies. Mr. Klein holds an M.B.A. in Finance and Strategic Management from the Wharton School at the University of Pennsylvania and a B.S. in Finance and Accounting from The Pennsylvania State University. Mr. Klein is a Certified Public Accountant (inactive) and holds the Chartered Financial Analyst designation. We believe Mr. Klein’s experience in the areas of corporate strategy, finance, business transactions and software investments, as well as his extensive experience serving on other boards of directors, qualify him to serve on our board of directors.

Arun Oberoi has served as a member of our board of directors since April 2023. Mr. Oberoi is the former executive vice president, global sales and services, of Red Hat, a provider of enterprise open source software solutions, where he served from 2012 to 2021. Prior to Red Hat, Mr. Oberoi was chief executive officer of Viridity Software from 2010 to 2012 and chief executive officer of Aveksa from 2008 to 2010. He served as an executive vice president of global sales and technical services of Micromuse (acquired by IBM in 2006) from 2004 to 2008. Prior to joining Micromuse, Mr. Oberoi held a series of senior executive positions at Hewlett-Packard, including vice president and general manager, worldwide corporate accounts and industries and as vice president and general manager, worldwide software sales and marketing. Mr. Oberoi serves on the board of directors and the audit committee of Schrodinger, Inc., a Nasdaq-listed software company enabling the discovery of therapeutics and materials. He also serves as Senior Adviser to EQT Partners and Chairman of the Supervisory Board of their portfolio company SUSE S.A., a provider of cloud infrastructure open source software. Mr. Oberoi received his bachelor’s degree from Delhi University and has an M.B.A. from the Kellogg School of Management at Northwestern University. We believe Mr. Oberoi’s extensive experience serving in corporate senior executive positions of technology and software companies, as well as his board experience with another publicly traded company, qualify him to serve on our board of directors.

Controlled Company; Board Consensus

Under the NYSE’s corporate governance rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NYSE, including the NYSE’s requirements to have a majority of independent directors on the board, an independent compensation committee and an independent nominating/corporate governance committee. A majority of the voting power represented by our capital stock is held by certain entities and individuals affiliated with AKKR and by Mr. Sharma and his affiliates, which investors may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the NYSE’s corporate governance rules. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE and are permitted not to comply with the NYSE’s corporate governance requirements described above. Even though we are not required to comply with these corporate governance requirements, we currently have chosen to do so. However, in the event we elect to rely on certain of the exemptions provided to controlled companies in the future, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these corporate governance provisions within the applicable transition periods.

In an effort to seek greater alignment and consensus among the board of directors on certain corporate governance matters that may be considered for action by the board prior to being formally introduced and voted on pursuant to our bylaws, our board adopted guiding principles for board action on certain corporate governance matters, or the Guiding Principles. Under the Guiding Principles, except where such an action, or the failure to take such an action, would cause a director or the Company to violate applicable law or a stock exchange listing standard, the directors agreed that they will not take a vote on any of the following matters where 25% or more of the board request the matter be tabled for further discussion: (i) the appointment or nomination of any director, (ii) the removal of the chief executive officer, (iii) any change to the number of directors, (iv) any proposed amendment to the bylaws, (v) the authorization of any material business acquisition or disposition, any material financing transaction, or any material amendment to any board action authorizing the foregoing, or (vi) any matter to be submitted for consideration of the stockholders of the Company (other than a proposal relating solely to the ratification of the appointment of the Company’s independent auditors). The Guiding Principles do not constitute an amendment to the voting requirements for board action or any other provision of the Company’s bylaws.

Director Independence

Our Class A common stock is listed on the NYSE. For as long as we remain a controlled company, we are not required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board; however, we have chosen to do so. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Davids and Messrs. Ingram, Klein, Malinowski, Palumbo, Trainor and Oberoi, representing seven of our eight directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Dushyant Sharma is not considered an independent director because of his position as our president and chief executive officer.

In making these determinations, our board of directors considered the current and prior relationships that each independent director has with the Company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each independent director, and the transactions involving them described in the section titled “Related Person Transactions.” In determining that Mr. Palumbo is independent, our board of directors considered his role as a director of another portfolio company of AKKR and the fact that we have entered into agreements with such other AKKR portfolio company deemed immaterial at this time to each of the Company, AKKR and Mr. Palumbo.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Role of Lead Independent Director

Our business and affairs are managed under the direction of our board of directors. We are party to a stockholders agreement with AKKR and Mr. Sharma, Ashigrace LLC, or Ashigrace, which is an entity under the control of Mr. Sharma, and certain trusts affiliated with Mr. Sharma, which we collectively refer to as the Sharma parties. The stockholders agreement contemplates that our board of directors may have up to nine members and provides that, for so long as AKKR or certain of its permitted transferees holds more of our outstanding common stock than the Sharma parties, AKKR will have the right to nominate (i) five directors to our board of directors for so long as AKKR beneficially owns at least 10% of our outstanding common stock and (ii) two directors to our board of directors for so long as AKKR beneficially owns at least 5% but less than 10% of our outstanding common stock. Moreover, after such time as AKKR ceases to hold more of our outstanding common stock than the Sharma parties, AKKR will continue to have the right to nominate two directors to our board of directors until such time as AKKR ceases to beneficially own at least 5% of our outstanding common stock. In addition, for so long as the Sharma parties own at least 5% of our outstanding common stock or Mr. Sharma serves as our chief executive officer, the Sharma parties will have the right to nominate Mr. Sharma to our board of directors. Messrs. Klein, Malinowski and Palumbo were nominated to our board of directors by AKKR, and Mr. Sharma was nominated by the Sharma parties pursuant to the stockholders agreement.

Mr. Sharma currently serves as both our chairman and as our chief executive officer. Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when our board of directors does not have an independent chairperson. Because Mr. Sharma is our chairman and also our chief executive officer, our board of directors has appointed Mr. Palumbo to serve as our lead independent director. As lead independent director, Mr. Palumbo presides over periodic meetings of our independent directors, serves as a liaison between Mr. Sharma and our independent directors and performs such additional duties as our board of directors may otherwise determine or delegate.

As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Palumbo’s role as lead independent director, as well as the independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders by effectively allocating authority, responsibility and oversight, while Mr. Sharma’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial and reporting, cybersecurity and data privacy, operational and service delivery, regulatory and compliance, third-party and vendor, and reputational. We have designed and implemented processes to manage risk in our operations. Management, including our executive team, chief information security officer, or CISO, chief compliance officer and the legal department, is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance and conflicts of interest, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. In addition, our audit committee is designated to oversee risks related to information technology and cybersecurity matters and to regularly communicate with our CISO regarding such matters. Our compensation committee, with the assistance of its outside advisor Compensia, Inc., or Compensia, assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and our corporate responsibility policies.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Committees

Our board of directors has established the following standing committees of the board: audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Ms. Davids and Messrs. Ingram and Trainor. Mr. Ingram is the chairperson of our audit committee. Our board of directors has determined that each member of the audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and that each member of our audit committee meets the financial literacy requirements of the listing standards of the NYSE.

Our board of directors has determined that each of Messrs. Ingram and Trainor is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating and replacing our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•

reviewing our financial statements, and discussing with management, the internal audit department and our independent registered public accounting firm the results of the annual audit and the quarterly reviews, and the independent auditor’s opinion(s) on the audited financial statements and internal control over financial reporting;

•

reviewing and discussing with management, the internal audit department and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related person transactions as specified in our related person transactions policy;

•	reviewing and monitoring compliance with our code of business conduct and ethics, or the Code of Ethics, and reviewing conflicts of interest of our board members and officers;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management, the internal audit function and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;

•	overseeing risks related to information technology and cybersecurity matters and regularly communicating with our CISO;

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks; and

•

overseeing our policies and procedures regarding the use of artificial intelligence, or AI, and automated technologies, specifically as they relate to financial reporting integrity, data quality and compliance with emerging AI regulations.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2025, our audit committee held five meetings.

Compensation Committee

The current members of our compensation committee are Messrs. Palumbo and Klein. Mr. Palumbo is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation for our executive officers, including our chief executive officer;

•	considering the results of our stockholder votes on executive compensation when evaluating and determining executive compensation;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•

reviewing, approving and monitoring ordinary course compensation of any immediate family member of a related person that would constitute a related person transaction as specified in our related person transactions policy;

•	approving (or recommending approval of), administering and monitoring compliance with any clawback policy;

•

reviewing and recommending for approval the frequency with which we will conduct say-on-pay votes and reviewing and approving proposals regarding the say-on-pay vote and the say-on-frequency votes to be included in our annual proxy statement; and

•	determining non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2025, our compensation committee held five meetings.

Independent Compensation Consultant

Except as described elsewhere in this proxy statement, Compensia, the independent third party consultant to our compensation committee, does not provide any other services to us or our management, and the compensation committee is not aware of any work performed by Compensia that raises any conflicts of interest.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Messrs. Palumbo and Ingram. Mr. Palumbo is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing, and making recommendations to our board of directors regarding, desired qualifications, expertise and characteristics sought of board members;

•

identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors, subject to the director nomination rights in our stockholders agreement described in the section titled “—Board Leadership Structure and Role of Lead Independent Director;”

•	developing policies and procedures for considering stockholder nominees for election to our board of directors;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our board of directors regarding the size, composition, organization and governance of our board of directors and its committees;

•	overseeing and monitoring our strategy, policies, commitments and initiatives with respect to environmental, social and governance matters;

•	reviewing and making recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•

overseeing the evaluation of the performance of our board of directors and management, including through periodic self-evaluations of our board of directors, its committees, and, at the board of directors’ discretion, each board member; and

•	administering policies and procedures for communications with the non-management members of our board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2025, our nominating and corporate governance committee did not meet, but took action by written consent.

Attendance at Board and Stockholder Meetings

During 2025, our board of directors held five meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Seven of our directors attended our 2025 annual meeting.

Executive Sessions of Independent Directors

To encourage and enhance communication among independent directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis, no less often than once per year. These executive sessions are chaired by Mr. Palumbo, our lead independent director.

Compensation Committee Interlocks and Insider Participation

During 2025, the members of our compensation committee were Messrs. Klein and Palumbo. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees, subject to the director nomination rights in our stockholders agreement. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors, the needs of our board of directors and the respective committees of our board of directors, the qualifications and characteristics set forth in the stockholders agreement and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience, and diverse viewpoints arising from a variety of factors, such as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a body with diverse viewpoints, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our Amended and Restated Certificate of Incorporation, or charter, our bylaws, stockholders agreement, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

Under our corporate governance guidelines, a stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Paymentus Holdings, Inc., 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, age, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and to be named in our proxy statement, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2027 annual meeting of stockholders, nominations must be received by our corporate secretary in compliance with the deadlines discussed below under “
Other Matters—Stockholder Proposals or Director Nominations for 2027 Annual Meeting
.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our lead independent director or our non-management
directors as a group may do so by writing and sending the correspondence to our general counsel, chief financial officer or legal department by mail to our principal executive offices at Paymentus Holdings, Inc., 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277. Our general counsel, chief financial officer or legal department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (i) are solicitations for products and services, (ii) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider or (iii) are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our general counsel, chief financial officer or legal department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management
directors from our officers or directors who are stockholders or to stockholder proposals submitted pursuant to
Rule 14a-8
under the Exchange Act.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and other transfers of our common stock by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. Our insider trading policy also sets forth detailed requirements regarding the adoption of trading plans under Exchange Act Rule
10b5-1.
In addition, with regard to the trading of the Company’s own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements. The full text of our insider trading policy is available on our website at https://ir.paymentus.com/governance/governance-documents and as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

Compensation Recoupment Policy
In October 2023, our board of directors adopted our Policy for the Recovery of Erroneously Awarded Compensation, or the Clawback Policy. The Clawback Policy requires us to claw back erroneously awarded incentive compensation received by covered employees (current and former executive officers) during the three fiscal years that precede the date we are required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. We did not have an accounting restatement in the year ended December 31, 2025. A copy of the Clawback Policy is included as an exhibit to our Annual Report on
Form 10-K for
the year ended December 31, 2025 filed with the SEC on February 24, 2026.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (i) engaging in short sales, (ii) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (iv) pledging any of our securities as collateral for any loans and (v) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted the Code of Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and the Code of Ethics are available on our website at https://ir.paymentus.com/governance/governance-documents. We will post amendments to the Code of Ethics or any waivers of the Code of Ethics for directors and executive officers on the same website.
Director Compensation
The compensation paid to Mr. Sharma in 2025 in respect of his employment is included under “Summary Compensation Table” in the section titled “Executive Compensation.” No compensation was paid or provided to Messrs. Klein, Malinowski, Palumbo and Trainor in 2025.
In February 2021, our compensation committee retained Compensia, an independent third-party compensation consultant, to provide our board of directors and its compensation committee with an analysis of publicly available market data and assistance in determining director compensation under our initial director compensation policy. Our board, upon the recommendation of the compensation committee, approved and adopted our outside director compensation policy, effective February 13, 2023. Our board of directors or any committee of our board of directors that has been designated appropriate authority to administer our outside director compensation policy may amend, alter, suspend or terminate such policy at any time and for any reason.

Cash Compensation
Our outside director compensation policy provides for the following cash compensation program for our non-employee
directors:

•	$30,000 per year for service as a non-employee director;

•	$15,000 per year for service as lead independent director;

•	$20,000 per year for service as chairperson of the audit committee;

•	$10,000 per year for service as a member of the audit committee;

•	$12,000 per year for service as chairperson of the compensation committee;

•	$6,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chairperson of the nominating and corporate governance committee; and

•	$4,000 per year for service as a member of the nominating and corporate governance committee.
In the event that a short-term or ad hoc committee is formed by the board, the committee chairperson shall be paid a quarterly retainer of $2,000 and each other committee member shall be paid a quarterly retainer of $1,000, payable in each case at the end of each fiscal quarter during which the ad hoc committee existed.
Each
non-employee
director who serves as a committee chair receives the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. The non-employee
director who serves as the lead independent director receives the cash retainer fee for services provided in such role as well as the cash retainer fee as a non-employee
director. These fees to our
non-employee
directors are paid quarterly in arrears on a prorated basis. However, our outside director compensation policy provides that any non-employee
director who served as a director at any time prior to December 31, 2020 will not be eligible to receive the cash retainer fees described above. Accordingly, Messrs. Klein, Malinowski, Palumbo and Trainor have not been paid any cash retainer fees under our outside director compensation policy for service on our board of directors.
Under our outside director compensation policy, we will reimburse our non-employee
directors for reasonable travel expenses to attend meetings of our board of directors and its committees.

Equity Compensation

Pursuant to our outside director compensation policy, each non-employee director automatically will receive an annual award, or the Annual Award, of restricted stock units covering shares of our Class A common stock with a value of $170,000 on the earlier of June 15 or the first business day immediately after the date of each annual meeting of our stockholders. A non-employee director joining the board after the date of grant of the most recent Annual Award is entitled to a prorated grant on the date such individual becomes a director with a value of $170,000 multiplied by the number of days of service expected prior to the next Annual Award (assuming the next Annual Award date will be the anniversary date of the most recent Annual Award) divided by 365. The value of the Annual Award is equivalent to the fair market value of the shares subject to such Annual Award on its grant date (provided that any resulting fractional shares will be rounded down to the nearest whole share).

Each Annual Award is scheduled to vest as to all of the shares subject to the Annual Award on the one-year anniversary of its grant date, subject to continued service with us through the applicable vesting date.

Notwithstanding the above terms, our outside director compensation policy provides that any non-employee director who served as a director at any time prior to December 31, 2020 is not eligible to receive any equity awards under our outside director compensation policy, including Annual Awards. Accordingly, Messrs. Klein, Malinowski, Palumbo and Trainor have not been granted equity awards pursuant to our outside director compensation policy for service on our board of directors.

Change in Control

In the event of our change in control, as defined in our 2021 Equity Incentive Plan, or the 2021 Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock granted to him or her while a non-employee director, as of immediately prior to the change in control, will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms

The Annual Awards have been granted under and are subject to the terms and conditions of the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan.

Director Compensation Limits

Our outside director compensation policy provides that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $550,000 (with the value of equity awards based on the grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, for purposes of this limit). Equity awards granted or other compensation provided to a non-employee director for his or her services as an employee or consultant (other than as a non-employee director) do not count toward this annual limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to our non-employee directors in the future.

Director Compensation for Fiscal 2025

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors for the fiscal year ended December 31, 2025. Directors who are also our employees receive no additional compensation for their service as directors. During 2025, Mr. Sharma was an employee and executive officer of the Company and therefore did not receive compensation as a director. See the section titled “Executive Compensation” for additional information regarding Mr. Sharma’s compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

William Ingram(3)	54,000	169,974	223,974

Jody Davids(4)	40,000	169,974	209,974

Arun Oberoi(5)	30,000	169,974	199,974

Jason Klein(6)	—	—	—

Adam Malinowski(6)	—	—	—

Robert Palumbo(6)	—	—	—

Gary Trainor(6)	—	—	—

(1)

We provide information regarding the assumptions used to calculate the value of all restricted stock units granted to our directors in Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

(2)

Under our outside director compensation policy, Ms. Davids and Messrs. Ingram and Oberoi received an Annual Award of restricted stock units with a grant date fair value of $169,974. The grant date fair value for the Annual Awards is based on the closing price for our common stock on the award date, June 9, 2025. Grant date fair value for of our restricted stock unit awards was computed in accordance with FASB Accounting Standards Codification, or ASC, Topic 718.

(3)	The amount reported in the “Fees Earned or Paid in Cash” column for Mr. Ingram represents a $30,000 retainer for board service and a $24,000 retainer for committee service.
(4)	The amount reported in the “Fees Earned or Paid in Cash” column for Ms. Davids represents a $30,000 retainer for board service and a $10,000 retainer for committee service.
(5)	The amount reported in the “Fees Earned or Paid in Cash” column for Mr. Oberoi represents a $30,000 retainer for board service.
(6)	Messrs. Klein, Malinowski, Palumbo and Trainor did not receive director compensation in 2025, in accordance with our outside director compensation policy as described above.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

Name	Number of Shares Underlying Outstanding Options	Number of Outstanding Restricted Stock Units

Jody Davids	—	4,698

William Ingram	26,195	4,698

Arun Oberoi	—	4,698

PROPOSAL NO. 1: ELECTION OF THREE CLASS II DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jody Davids, Adam Malinowski and Gary Trainor as nominees for election as Class II directors at the annual meeting. If elected, each of Ms. Davids and Messrs. Malinowski and Trainor will serve as a Class II director until the 2029 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Ms. Davids and Messrs. Malinowski and Trainor have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the votes cast. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025. PricewaterhouseCoopers LLP has audited our financial statements for each of the years ended December 31, 2018 through 2025.

At the annual meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for audit and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2025 and 2024.

	2025	2024

Audit Fees(1)	$2,044,400	$1,597,000

Audit-Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	2,000	2,000

Total Fees	$2,046,400	$1,599,000

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the integrated audit of our annual consolidated financial statements included in our Form 10-K filing and review of financial statements included in our Form 10-Q filings. Amount also includes other services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)

“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review, and are not reported under “Audit Fees” above. No such services were provided by PricewaterhouseCoopers LLP in fiscal years 2025 and 2024.

(3)	No services for tax compliance, tax advice or tax planning were provided by PricewaterhouseCoopers LLP in fiscal years 2025 and 2024.
(4)	“All Other Fees” consist of access to disclosure checklist software.

Auditor Independence

In 2025, there were no other professional services provided to the Company by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees. All services provided by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our audit committee. The chairperson of the audit committee and one or more members of the audit committee to which such authority is delegated by the audit committee may pre-approve all audit and permissible non-audit and tax services, as long as (i) this pre-approval is presented to the full committee at scheduled meetings and (ii) fees for any individual services or set of related services approved pursuant to such delegation do not exceed $100,000.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions will have no effect on the outcome of the vote on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors currently comprised of three directors, all of whom meet the independence requirements for audit committee members under the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William Ingram (Chair)

Jody Davids

Gary Trainor

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Paymentus under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent Paymentus specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are seeking your advisory vote on our executive compensation programs and asking that you support the compensation of our named executive officers as disclosed under the heading “Executive Compensation,” beginning on page 32 and the accompanying tables and related narrative disclosure. This proposal, commonly referred to as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” we provide annual and long-term compensation incentives to attract, motivate, and retain our named executive officers, each of whom is critical to our success, and to create a remuneration and incentive program that aligns the interests of the named executive officers with those of our stockholders. The board of directors believes the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing the named executive officers to dedicate themselves fully to value creation for our stockholders.

You are encouraged to read the information detailed under the heading “Executive Compensation” beginning on page 32 for additional details about our executive compensation programs.

The board of directors strongly endorses our executive compensation programs and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Paymentus Holdings, Inc. Definitive Proxy Statement for the 2026 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

This say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or the board of directors. Our board of directors and the compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. The approval, on an advisory basis, of this say-on-pay vote requires the affirmative vote of a majority of the voting power of the shares cast.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON

EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are seeking your input with regard to the frequency of future stockholder advisory votes on our executive compensation programs. In particular, we are asking whether the say-on-pay advisory vote should occur every year, every two years or every three years. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been approved by stockholders. While the board of directors will take into account the outcome of this non-binding, advisory vote when making future decisions regarding the frequency of the say-on-pay advisory vote, the board of directors may decide that it is in the best interests of stockholders and the Company to hold such an advisory vote more or less frequently than the option selected by a plurality of stockholders at the annual meeting. As a reminder, you are NOT voting for or against the board’s recommendation itself. Instead, your vote is a selection of one of the three frequency options if you do not abstain.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 9, 2026.

Name(1)	Age	Position

Dushyant Sharma	57	Chairman, President and Chief Executive Officer

Sanjay Kalra	53	Senior Vice President and Chief Financial Officer

Gerasimos (Jerry) Portocalis	61	Chief Commercial Officer

(1)	Andrew Gerber served as our general counsel and corporate secretary until April 6, 2026.

Dushyant Sharma. See the section titled “Board of Directors and Corporate Governance—Continuing Directors—Class III” for Mr. Sharma’s biographical information.

Sanjay Kalra has served as our senior vice president and chief financial officer since March 2023. Prior to joining Paymentus, Mr. Kalra was the senior vice president and chief financial officer of Harmonic Inc., a Nasdaq-listed virtualized broadband and video delivery solutions company, from June 2017 to March 2023. Previously, he served as chief accounting officer at Harmonic, corporate controller at TiVo, Inc. and vice president and corporate controller at Model N, Inc., and held various senior financial leadership roles at Silicon Image after beginning his career in public accounting at Ernst & Young LLP. Mr. Kalra holds a B. Com. in Commerce and Accounting from CCS University, India, is a Chartered Accountant from Institute of Chartered Accountants of India and is a Certified Public Accountant.

Gerasimos (Jerry) Portocalis has served as our chief commercial officer since October 2020 and prior to that served as our senior vice president, sales and operations since October 2012. Prior to joining Paymentus, Mr. Portocalis served as president and chief executive officer of QT Technologies, a business-process outsourcing and e-payments company, from October 2006 to March 2012. Mr. Portocalis was also previously an executive founder of the BillMatrix Corporation, a Fiserv company providing business-to-business and business-to-consumer e-payment solutions, from March 1999 to October 2006, most recently as executive vice president, sales, marketing and client services. Mr. Portocalis holds an M.B.A. from California State University, East Bay and a B.S. in Marketing from Northern Illinois University.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee oversees our compensation programs on behalf of the board of directors. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Following that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement to be filed with the SEC in connection with our annual meeting and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

Respectfully submitted by the members of the compensation committee of the board of directors:

Robert Palumbo (Chair)

Jason Klein

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Paymentus under the Exchange Act or the Securities Act, except to the extent Paymentus specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section presents the key components of our executive compensation program. We explain why we compensate our executive officers in the manner we do and how these philosophies guide the individual compensation decisions for our named executive officers, or NEOs. Our 2025 compensation decisions were directed by our board of directors and its compensation committee.

For the fiscal year ended December 31, 2025, our NEOs consisted of all individuals who served as executive officers during the year, as follows:

•	Dushyant Sharma, our chairman, president and chief executive officer;

•	Sanjay Kalra, our senior vice president and chief financial officer;

•	Gerasimos (Jerry) Portocalis, our chief commercial officer; and

•	Andrew Gerber, our former general counsel and corporate secretary.

Executive Summary

Business Overview

As a leading provider of cloud-based bill payment technology and solutions, we deliver our next-generation product suite through a modern technology stack to a broad and diverse base of business and financial institution clients. Our platform was used by approximately 53 million consumers and businesses globally in December 2025 to pay their bills, make money movements and engage with our clients. We serve billers of all sizes that primarily provide non-discretionary services across a variety of industry verticals, including utilities, financial services, insurance, government, telecommunications, real estate management, education, consumer finance, healthcare, business to business (B2B) and small business. We also serve financial institutions by providing them with a modern platform that their customers use for bill payment, account-to-account transfers and person-to-person transfers. By powering this comprehensive network of billers and financial institutions, each with their own set of bill payment requirements, we believe we have created an enviable feedback loop with organic network effects that enables us to continuously drive innovation, grow our business and uniquely improve the electronic bill payment experience for participants in the bill payment ecosystem.

Our platform provides our clients with easy-to-use, flexible and secure electronic bill payment experiences powered by an omni-channel payment infrastructure that allows consumers to pay their bills using their preferred payment type and channel. Because our biller platform is developed on a single code base and leverages a Software as a Service, or SaaS, infrastructure, we can rapidly deploy new features and tools to our entire biller base simultaneously. Through a single point of integration to our billers’ core financial and operating systems, our mission-critical solutions provide our billers with a payments operating system that helps them collect revenue faster and more profitably and empower their consumers with the information and transparency needed to control their finances.

Fiscal Year 2025 Business Highlights

Our mission is to simplify bill payments and provide easy, fast and innovative solutions to the market and its consumers. In fiscal 2025, we delivered strong results from a financial and operational standpoint, as highlighted by the following:

•	Revenue was $1,196.5 million, an increase of 37.3% year-over-year, driven largely by increased billers and transactions.

•	Gross profit was $296.3 million, an increase of 24.4% year-over-year.

•	Contribution profit(1) was $386.3 million, a year-over-year increase of 23.8%.

•	Net income was $66.9 million compared to $44.2 million in the prior period, and diluted GAAP earnings per share was $0.52 compared to $0.35 in the prior period.

•	Adjusted EBITDA(1) was $137.4 million for the full year of 2025, an increase of 45.9% year-over-year.

•	Free cash flow(1) was $125.0 million, compared to $27.1 million in 2024.

•	We processed 724.0 million transactions for the full year of 2025, an increase of 21.3% year-over-year.

Operating Performance and Executive Compensation

We utilize performance objectives in our compensation plans which we believe will, over time, lead to enhanced stockholder value. Over the past several years, we established a track record of delivering strong results, and we are proud of our strong 2025 operational and financial performance, growth and significant advancement of our strategic positioning.

Overview of Executive Compensation Actions in 2025

For 2025, our compensation committee considered the total compensation packages, both in whole and by component, of our NEOs to determine appropriateness in light of our executive compensation philosophy and 2025 anticipated challenges. We took the following actions:

2025 Executive Compensation Action Summary

Compensation Component	Actions Related to 2025 Compensation

Base Salary	Increased base salaries of each of our NEOs by 3.0%.

Executive Incentive Compensation Plan (EICP)	Established the target bonus opportunity for Messrs. Sharma, Kalra, Portocalis and Gerber based on certain financial metrics (as discussed below) at 192.9%, 100.0%, 100.0% and 61.5%, respectively, of their 2025 base salaries.

Long-Term Incentive Compensation (Restricted Stock Units (RSUs))	Awarded 68,447 RSUs to Messrs. Kalra and Portocalis and 17,112 RSUs to Mr. Gerber as part of the annual RSU grant process. Separately, the board, following extensive compensation committee discussions, awarded 1.1 million RSUs to Mr. Sharma, which is described in more detail below.

Executive Compensation Philosophy

We are committed to developing a compensation program that rewards our executives in direct alignment with the achievement of both near and long-term business and strategic objectives (i.e., pay-for-performance). In furtherance of this objective, our compensation committee routinely considers appropriate adjustments to the design of our compensation program to reflect our strategic direction and evolving needs of our business. Additionally, our compensation committee seeks to set compensation levels for our executive officers at competitive levels so that we can attract, retain and motivate highly qualified executives to contribute to our success. In assessing the overall compensation for executive officers, the compensation committee generally considers our financial performance, stockholder returns and position relative to selected peers, market compensation data, executive performance, awards given in previous years and recommendations of our independent compensation consultant.

(1)	Please see Appendix A to this proxy statement for a reconciliation of contribution profit, adjusted EBITDA and free cash flow, which are non-GAAP financial measures.

When making executive compensation decisions, the compensation committee is guided by the following principles:

•

Aligning interests of our executives with stockholders to ensure that executive compensation payouts align with the achievement of results that are correlated with long-term value and stock price appreciation.

•	Rewarding achievement by providing appropriate levels of awards for attaining both short-term and long-term financial results.

•	Paying for performance to ensure that a significant portion of executives’ compensation is realized when we meet our financial results.

•	Attracting and retaining senior executives with the right expertise necessary to achieve our strategic objectives and grow our company.

Our 2025 executive compensation program consisted of the following core elements:

•	base salary;

•	annual cash bonuses;

•	long-term equity compensation (RSUs); and

•	retirement and health benefits on the same terms as for similarly situated non-executive employees.

Pay and Performance

Our executive compensation program is designed to provide a strong correlation between pay and performance. Pay refers to the value of an executive officer’s total direct compensation, or TDC.

Base Salary + Annual Cash Incentive + Long-Term Equity Incentives = Total Direct Compensation

2025 NEO Target Total Direct Compensation

Named Executive Officer	Base Salary	Target Annual Cash Incentive	Long-Term Equity Incentive(1)		Target Total Direct Compensation

Dushyant Sharma	$371,315	$716,267	$34,232,000	(2)	$35,319,582

Sanjay Kalra	$530,450	$530,450	$2,000,021		$3,060,921

Gerasimos (Jerry) Portocalis	$445,578	$445,578	$2,000,021		$2,891,177

Andrew Gerber	$362,033	$222,650	$500,013		$1,084,696

(1)

Amount equals the grant date fair value of awards granted during the year ended December 31, 2025. Long-term equity represents the actual amount awarded because RSUs are not awarded pursuant to predetermined targets.

(2)

Mr. Sharma was granted a large one-time RSU in recognition of his significant past dedication to and achievements with the Company, in order to address the fact that he had not previously been awarded any RSUs, to provide additional retention incentives to Mr. Sharma, to better align Mr. Sharma’s equity compensation with peers and the market and to further align his financial interests with those of our stockholders.

Executive Compensation Policies and Practices

To ensure our company has strong corporate governance and risk mitigation, the board of directors and compensation committee have adopted the following best practices related to executive compensation:

What we do	What we don’t do
✓ Independent Compensation Committee Advisor. Our compensation committee engaged its own independent compensation consultant to assist with the design of the 2025 executive compensation program.	✘ No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that our NEOs might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code, or the Code.

✓ Compensation At-Risk. The executive compensation program is designed so that a significant portion of executive annual compensation is “at risk,” to align the interests of our NEOs and our stockholders. The 2025 annual incentive plan achievement for our NEOs was 118.2% of target based on the challenging goals set by our compensation committee.	✘ No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements exclusively to our NEOs.

✓ Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multiple years and generally no portion of these awards vests until approximately 12 months after the grant date, consistent with current market practice and our retention objectives.	✘ No Special Health and Welfare Benefits. Our NEOs participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

✓ Limited Perquisites. We provide minimal perquisites and other personal benefits to our NEOs.	✘ No “Single Trigger” Change of Control Arrangements. No change of control payments or benefits are triggered simply by the occurrence of a change of control. All change-of-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change of control of the Company plus a qualifying termination of employment before payments and benefits are paid).

✓ Clawback Policy. In 2023, our board adopted a compensation recoupment, or “clawback” policy that satisfies the NYSE requirements regarding clawback policies. Our clawback policy provides for the recoupment of certain incentive-based compensation in the event we are required to restate our financial statements due to our material noncompliance with any financial reporting requirements under the securities laws.	✘ No Hedging or Pledging. We have a policy that restricts employees from hedging our securities or pledging our securities as collateral.

Stockholder Advisory Votes on Named Executive Officer Compensation

Prior to December 31, 2025, we were an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012. As such, we were previously exempt from the requirement to include a non-binding advisory vote on the compensation of our NEOs in our proxy materials (a “say-on-pay” vote). Accordingly, the compensation committee did not consider the results of a prior say-on-pay vote when determining executive compensation for fiscal year 2025.

Determination of Compensation

Governance of Executive Compensation Program

Key Participants	Roles and Responsibilities

Compensation Committee

Oversees our compensation and employee benefit and human capital objectives, plans and policies. Reviews and recommends for approval the individual compensation of our executive officers. The compensation committee is comprised of two independent directors. Its responsibilities related to the compensation of our NEOs include:

•

reviewing and approving our compensation programs and policies, including cash incentive and equity-based plans; and

•

reviewing and approving corporate goals and objectives related to the compensation of our NEOs, evaluating their performance and determining their base compensation levels and incentive compensation based on this evaluation.

Chief Executive Officer	Makes recommendations to the compensation committee regarding our executive compensation plans and, for all other NEOs, proposes adjustments to base salaries and awards under our annual incentive compensation and long-term equity-based plan, establishes individual objectives and reviews with the compensation committee the performance of the other NEOs on their individual objectives.

Compensation Consultant

The compensation committee relies on Compensia for independent executive compensation advice and support. Compensia is retained by, and works directly for, the compensation committee and attends meetings of the compensation committee, as requested by the committee chair. Compensia has no decision making authority regarding our executive compensation. Services provided include, among others:

•

updating and advising on the regulatory environment as it relates to executive compensation matters;

•

assisting the Company annually with its determination of its peer group, and providing benchmark data for the NEOs within the peer group; and

•

advising on trends and best practices in executive compensation and executive compensation plan design.

Assessment of Competitive Compensation Practices

The compensation committee does not employ a strict formula in determining executive compensation. A number of factors are considered in determining executive base salaries, annual incentive opportunities and long-term incentive awards, including:

•	the executive’s responsibilities;

•	the executive’s performance;

•	the executive’s experience;

•	internal equity within senior management;

•	succession plans and business continuity; and

•	competitive market data.

To compare our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies. For 2025 pay decisions, the compensation committee used compensation data derived from the compensation peer group as updated in October 2024. The companies in this compensation peer group were selected on the basis of their comparable industry, business model and/or executive labor market, as well as their size and scope, based on these primary target screening criteria:

•	Headquartered in the U.S.;

•	Financial technology and payment companies;

•	Similar revenue size - 0.3x to 3.0x our last four fiscal quarter revenue of approximately $700 million (at the time of selection, we were at the 61st percentile of the chosen peers); and

•	Similar market capitalization (30 day average) - 0.3x to 4.0x our market capitalization of approximately $2.7 billion (at the time of selection, we were at the 47th percentile of the chosen peers).

After consultation with Compensia, the compensation committee approved the following compensation peer group for 2025 compensation decisions:

ACI Worldwide	Marqeta

Alkami Technology	nCino

AvidXchange Holdings	Paycor HCM

BILL Holdings	Payoneer Global

Blackbaud	Q2 Holdings

Flywire	Remitly Global

i3 Verticals	Repay Holdings

Intapp	Shift4 Payments

Lightspeed Commerce	Vertex

To analyze the executive compensation practices of the companies in our compensation peer group, Compensia gathered data from proxy statements and Form 8-K filings. This information is supplemented with survey data from the Radford Global Compensation Database, focusing on U.S. public software companies with revenue between $200 million and $1.5 billion. Compensia utilizes this data to provide a broader market context for executive positions, ensuring that our compensation programs remain competitive not only against our direct peers but also within the wider talent market in which we compete for specialized leadership.

The compensation committee reviews competitive data on base salary levels, annual incentives and long-term incentives for each executive and the NEO group as a whole. As noted above, the compensation committee generally does not target executive compensation to be at a certain percentile relative to peers and takes into consideration the scope, responsibility and skills required of each NEO’s position, each of our NEOs’ contributions and past performance, achievement of short- and long-term objectives, the competitive market (based on an analysis of compensation peer group and survey data) and internal pay parity.

The compensation committee has considered the appropriate competitive target range to attract and retain the kind of executive talent necessary to successfully achieve our strategic objectives. The compensation committee’s objective is to establish target performance goals that will result in strong performance by our company. Executives may achieve higher actual compensation for exceptional performance relative to these target performance goals and below-median levels of compensation for performance that is not as strong as expected.

Elements of Executive Compensation

In 2025, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity and long-term incentive compensation in the form of time-based RSUs.

Base Salary

We provide executives and other employees with base salaries to compensate them with regular income at competitive levels. Base salary considerations include the factors listed under “Assessment of Competitive Compensation Practices” above. The base salaries of our NEOs are reviewed annually. In March 2025, the salaries for all of the NEOs were increased by 3.0% for fiscal 2025.

The annual base salaries for our NEOs that were in effect at the end of 2024 and 2025, respectively, are set forth below:

Name	Title	2024 Base Salary	2025 Base Salary

Dushyant Sharma	Chairman, President and Chief Executive Officer	$360,500	$371,315

Sanjay Kalra	Senior Vice President and Chief Financial Officer	$515,000	$530,450

Gerasimos (Jerry) Portocalis	Chief Commercial Officer	$432,600	$445,578

Andrew Gerber	Former General Counsel and Corporate Secretary	$351,488	$362,033

Annual Cash Incentives

Executive Incentive Compensation Plan

Our NEOs are eligible to earn annual cash bonuses under our Executive Incentive Compensation Plan, or the EIC Plan. The EIC Plan is designed to reward the achievement of specific performance goals established annually by the compensation committee. Awards are generally paid in a single cash lump sum only after they are earned, and the NEO must be employed with us through the date the actual award is paid. Considerations for setting EIC Plan targets include the factors listed under “Assessment of Competitive Compensation Practices” above. The full text of the EIC Plan is filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

2025 Executive Incentive Compensation Plan

On March 13, 2025, the board of directors approved and adopted the 2025 Executive Incentive Compensation Program, or the 2025 Program, which was established under our EIC Plan. The board’s adoption of the 2025 Program followed the recommendation of the compensation committee, after a review by the compensation committee of our executive compensation program and related information provided by the compensation committee’s independent compensation consultant. The 2025 Program was designed to recognize attainment of corporate goals, reward individual performance and promote retention of our executive officers.

The performance components under the 2025 Program were equally weighted and consisted of the following, with a performance target established for each of the four financial components, for the fiscal year ended December 31, 2025:

•	gross revenue, or Revenue;

•	non-GAAP contribution profit, or CP;

•	Adjusted EBITDA;

•	Adjusted EBITDA less capitalized software, or Adjusted EBITDA-LCS; and

•	individual performance.

Each component under the 2025 Program could be achieved and a corresponding payout made independent of the other components, but the minimum threshold (as described below) for at least two of the four financial components was required to be achieved before any bonus payments would be made. The compensation committee established targets under the 2025 Program that were challenging to meet and that would require material growth over the prior year in each component. All four of the financial components in the 2025 Program were also used in the 2024 incentive compensation program.

Under the 2025 Program:

•

a minimum threshold equal to 90% of the Revenue and CP targets was required to be met before any bonus payments were made with respect to such components, and in the event either of the Revenue or CP targets were achieved at a level above 100% of the target for such components, the participant could receive up to an additional 10% payout with respect to such components;

•

a minimum threshold equal to 80% of the Adjusted EBITDA and Adjusted EBITDA-LCS targets were required to be met before any bonus payments would be made with respect to such components, and in the event either of the Adjusted EBITDA or Adjusted EBITDA-LCS targets were achieved at a level above 100% of the target for such components, the participant could receive up to an additional 10% payout with respect to such components; and

•	the individual performance component would receive a payment of 0% to 120% of target, as determined by the compensation committee.

The table below sets forth the annual target bonus opportunity under the 2025 Program for each NEO. Payment of the applicable bonus amount was subject to the NEO’s continued employment with us through the payment date.

Named Executive Officer	Base Salary	Target Cash Incentive (% of Base)	Target Cash Incentive ($)

Dushyant Sharma	$371,315	192.9%	$716,267

Sanjay Kalra	$530,450	100.0%	$530,450

Gerasimos (Jerry) Portocalis	$445,578	100.0%	$445,578

Andrew Gerber	$362,033	61.5%	$222,650

The tables below set forth certain information regarding the achievement and payout percentages for each of the 2025 Program metrics individually and the aggregate payout percentage under the 2025 Program.

2025 Program Payout Matrices for Financial Components

Revenue and Contribution Profit

Achievement Percentage	Payout Percentage

Below 90%	0%

90%	50%

91%-95%	50%-85%

96%-100%	85%-100%

Over 100%-110%	Actual Achievement percentage (100%-110%) plus up to an additional 10%

Adjusted EBITDA and Adjusted EBITDA-LCS

Achievement Percentage	Payout Percentage

Below 80%	0%

80%	50%

81%-85%	51%-70%

86%-90%	71%-85%

91%-95%	86%-95%

96%-100%	96%-100%

Over 100%-110%	Actual Achievement percentage (100%-110%) plus up to an additional 10%

Actual 2025 Program Component Achievement

Component	Plan Allocation	Percentage Achievement of Target(1)	Payout Percentage	Relative Metric Payout

Revenue	20%	114.0%	120.0%	24.0%

Contribution Profit(2)	20%	105.5%	111.1%	22.2%

Adjusted EBITDA(2)	20%	121.6%	120.0%	24.0%

Adjusted EBITDA-LCS(2)	20%	141.4%	120.0%	24.0%

Individual Performance(3)	20%	120.0%	120.0%	24.0%

Total Program Achievement Score				118.2%

(1)	All percentages in this table are rounded to the nearest tenth.
(2)

We calculate Contribution Profit as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange, assessment and other network fees paid by us to our payment processors. We calculate Adjusted EBITDA as net income before other income (expense), net, other income (expense), depreciation and amortization of acquisition-related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude the effects of net foreign exchange gain (loss), stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations. We calculate Adjusted EBITDA-LCS by subtracting our capitalized software expense from Adjusted EBITDA. For more information regarding these measures, please refer to “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance and Non-GAAP Measures” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

(3)

Each NEO earned an individual performance score of 120.0% based on a review of other qualitative key performance indicators separately applicable to each individual NEO, outside of the preceding four primary financial performance metrics.

We do not disclose the specific targets for our performance components as they are highly confidential and would provide competitors and third parties with insight into our internal planning processes that may allow them to predict certain of our financial and/or operational strategies, which could cause us competitive harm. The performance metrics of Revenue, Contribution Profit, Adjusted EBITDA and Adjusted EBITDA-LCS software were set at levels deemed challenging by the compensation committee and were based on a range of factors, including (i) the rate at which the market is being captured and growth of our platform footprint, (ii) gross margins through new and existing business generated through business relationships, (iii) growing operating leverage of our business, and (iv) innovation leverage, which is our ability to expand our innovation footprint and product functionality and capability while keeping growth in research and development expense significantly lower than the growth of revenue and contribution profit.

Actual 2025 Program Payout

Executive Officer	Target Opportunity	2025 Program Achievement Score(1)	2025 Program Payout

Dushyant Sharma	$716,267	118.2%	$846,768

Sanjay Kalra	$530,450	118.2%	$627,096

Gerasimos (Jerry) Portocalis	$445,578	118.2%	$526,760

Andrew Gerber	$222,650	118.2%	$263,216

(1)	Percentages rounded to the nearest tenth.

In March 2026, our board of directors reviewed the 2025 Program achievement set forth above and determined, based on the recommendation of our compensation committee, that the amounts set forth above and in the column “Non-Equity Incentive Plan Compensation” of the “Summary Compensation Table” be paid. These 2025 Program bonus awards were paid to the NEOs in March 2026.

2025 Discretionary Bonuses

In addition to the 2025 Program payouts above, in recognition of the exceptional financial performance of our company, including revenue exceeding $1 billion during the fiscal year ended December 31, 2025, the compensation committee and board approved the payment of additional discretionary one-time bonuses equal to 20% of the 2025 Program bonus payouts set forth above as follows: $169,354 for Mr. Sharma, $125,419 for Mr. Kalra, $105,352 for Mr. Portocalis and $52,643 for Mr. Gerber. These discretionary awards were paid to the NEOs in March 2026 and are set forth in the column “Bonus” of the “Summary Compensation Table.”

Long-Term Incentives

2021 Equity Incentive Plan

We issue long-term equity incentive awards under our 2021 Equity Incentive Plan, or the 2021 Plan. The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants, and to promote the success of our business. Our compensation committee administers the 2021 Plan and determines the specific terms of awards, including the vesting period and performance conditions, if any, applicable to such awards. Although we have only granted time-based RSUs under the 2021 Plan, the compensation committee is permitted to grant the following types of awards to our employees, including our NEOs, directors and consultants, and any of our parent or subsidiary corporations’ employees and consultants:

•	incentive stock options, within the meaning of Section 422 of the Code;

•	nonstatutory stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	performance awards.

For more information, please see (i) the full text of the 2021 Plan and forms of award agreements, which are filed as Exhibits 10.14, 10.15, 10.17, 10.20, 10.21 and 10.22, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026, and (ii) form of restricted stock unit award agreement for employees, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 13, 2026.

2025 Restricted Stock Unit Grants

To further align the interests of management and stockholders, a significant portion of each NEO’s total direct compensation is in the form of time-based restricted stock units granted under the 2021 Plan. We believe such awards promote strategic and operational decisions that align the long-term interests of management and the stockholders and help retain executives. Considerations for amounts of RSUs granted to our NEOs include the factors listed under “Assessment of Competitive Compensation Practices” above.

In March 2025, the board of directors, on the recommendation of the compensation committee, granted RSUs to Messrs. Kalra, Portocalis and Gerber, in the amounts shown in the table below, all of which vest over five years, subject to continued service through the applicable vesting date. Mr. Kalra received this RSU grant in lieu of the RSU grant scheduled for the second anniversary of his start date, as set forth in his confirmatory employment letter dated as of March 6, 2023.

Name	Number of RSUs (#)	Grant Date Fair Value ($)

Sanjay Kalra	68,447	2,000,021

Gerasimos (Jerry) Portocalis	68,447	2,000,021

Andrew Gerber	17,112	500,013

CEO Long-Term Incentive

Beginning in November 2024, the compensation committee, with support from Compensia, initiated a review of Mr. Sharma’s compensation, focusing on his long-term incentives. In connection with this review, the compensation committee evaluated Mr. Sharma’s compensation during his tenure as CEO as well as market data among peer companies, with an objective of ensuring ongoing pay that:

•	is competitive with market norms, including among our peers, and reflecting his service as our chairman, president and chief executive officer;

•	aligns Mr. Sharma’s interests with those of our stockholders; and

•	provides retention and motivation incentives above and beyond Mr. Sharma’s owned shares and fully vested 2019 stock option award.

Based on this review, in July 2025, the board of directors, on the recommendation of the compensation committee, granted Mr. Sharma 1,100,000 RSUs in recognition of his significant past dedication to and achievements with the Company, in order to address the fact that he had not previously been awarded any RSUs, to provide additional retention incentives to Mr. Sharma, to better align Mr. Sharma’s equity compensation with peers and the market and to further align his financial interests with those of our stockholders. Mr. Sharma’s RSUs, which had a grant date fair value of $34,232,000, vest over four years, subject to continued service through the applicable vesting date.

Executive Compensation Program Changes for 2026

The board and compensation committee made the following compensation determinations in March 2026:

•	Each of our NEOs received a 3.0% increase in base salary.

•	Target bonus opportunities for Messrs. Sharma, Kalra, Portocalis and Gerber were established at 192.9%, 100.0%, 100.0% and 61.5%, respectively, of their 2026 base salaries.

•

Mr. Sharma received a grant of 480,000 RSUs, and Messrs. Kalra and Portocalis each received a grant of 139,644 RSUs. Mr. Gerber received a grant of 23,274 RSUs, but that award was forfeited upon his resignation effective April 6, 2026.

Other Compensation Policies and Practices

Benefits

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our NEOs, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

In addition, our NEOs are eligible to participate in our employee welfare benefit programs on the same basis as all employees. These benefits include medical, dental and vision benefits, health savings accounts, disability insurance, life insurance and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisite Practices

In general, we do not believe significant personal benefits are necessary for us to attract and retain executive talent. We do not provide tax payment reimbursements, gross ups or any other tax payments to any of our executive officers.

Employment Arrangements

We have entered into confirmatory employment letter agreements with each of our NEOs. These agreements have no specific fixed term and constitute at-will employment. Each letter sets forth the executive’s initial base salary, target annual bonus opportunity and eligibility to participate in our equity incentive plans and standard employee benefit programs. The agreements also entitle our NEOs to enter into change in control and severance agreements, as described below. The agreements for Messrs. Sharma, Kalra, Portocalis and Gerber are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

Change in Control and Severance Agreements

We maintain change in control and severance agreements with our NEOs to ensure leadership continuity and align executives’ interests with those of our stockholders during periods of transition. Benefits are triggered if an executive is terminated by us without “cause” or resigns for a “good reason,” either of which we call a “qualifying termination.” The level of protection depends on whether the termination occurs during or outside the change in control period, which is three months prior to twelve months after a change in control.

Benefit Component	Qualifying Termination (Not Within CIC Period)	Qualifying Termination in Connection with a Change in Control
Cash Severance	CEO: Continued payment of base salary for 12 months + prorated bonus	CEO: Lump sum payment of 100% of base salary + prorated bonus
	Other NEOs: Continued payment of base salary for 6 months	Other NEOs: Lump sum payment of 75% of base salary + prorated bonus

Equity Vesting	No automatic acceleration	100% acceleration of all unvested time-based awards

COBRA (Health Insurance)	CEO: 12 months	CEO: 12 months
	Other NEOs: 6 months	Other NEOs: 9 months

Vesting acceleration and enhanced cash payments require both a change in control and a qualifying termination. We do not provide “gross-up” payments for Section 280G excise taxes. Instead, payments are subject to a “best-of-net” provision intended to ensure the most tax-efficient outcome for the NEO without additional cost to us. All benefits are contingent upon the NEO signing a general release of claims in our favor.

Compensation Recoupment Policy

In October 2023, our board of directors adopted our Policy for the Recovery of Erroneously Awarded Compensation, or the Clawback Policy. The Clawback Policy is administered by our compensation committee and requires us to recover erroneously awarded incentive compensation received by covered employees (current and former executive officers) during the three fiscal years that precede the date we are required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. Awards under our EIC Plan and 2021 Plan are subject to our Clawback Policy and any additional clawback policy which we may be required to adopt from time to time to comply with the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws.

Insider Trading Policy

Under our insider trading policy, all of our employees, including our executive officers, directors, consultants, contractors and advisors, are prohibited from, directly or indirectly, among other things, (i) engaging in short sales, (ii) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (iv) pledging any of our securities as collateral for any loans and (v) holding our securities in a margin account. In addition, unless an exception is granted, the insider trading policy prohibits our NEOs from purchasing or selling our common stock outside of a valid trading plan adopted under Exchange Act Rule 10b5-1.

Tax and Accounting Considerations

Our compensation committee and management consider the financial impact of our compensation program as one of many factors in its design and implementation.

•

Tax Deductibility (Section 162(m)): Section 162(m) of the Code generally limits the deductibility of compensation paid to our “covered employees” (including our NEOs) to $1 million per person per year. While the compensation committee considers the tax deductibility of compensation, it maintains the flexibility to approve compensation, including base salaries, cash bonuses and RSU settlements, that may exceed this limit when it believes such payments are necessary to attract and retain executive talent.

•

Accounting for Stock-Based Compensation: We account for our time-based RSUs in accordance with ASC Topic 718. The accounting expense for these awards is based on the fair value of our common stock on the date of grant and is recognized as a compensation expense over the applicable vesting period (typically four or five years).

•

Deferred Compensation (Section 409A): Our EIC Plan and RSU award agreements are designed to be exempt from or comply with Section 409A to ensure that our executives are not subject to unintended additional taxes or penalties on their earned compensation.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Dushyant Sharma	2025	371,315	169,354	34,232,000	846,768	10,369	35,629,806

Chairman, President and Chief Executive Officer	2024 2023	358,551 350,000	— 757,350	— —	834,485 —	16,174 13,838	1,209,210 1,121,188

Sanjay Kalra(5)	2025	530,450	125,419	2,000,021	627,096	13,399	3,296,385

Senior Vice President and Chief Financial Officer	2024 2023	512,216 399,446	— —	2,000,011 4,000,005	618,000 467,500	10,077 546	3,140,304 4,867,497

Gerasimos (Jerry) Portocalis	2025	445,578	105,352	2,000,021	526,760	413	3,078,124

Chief Commercial Officer	2024 2023	430,261 416,591	108,150 —	2,000,011 —	324,450 294,563	1,980 1,290	2,864,852 712,444

Andrew Gerber(6)	2025	362,033	52,643	500,013	263,216	10,341	1,188,246

Former General Counsel and Secretary	2024 2023	349,588 338,480	— —	600,005 559,500	259,398 235,651	10,030 9,752	1,219,021 1,143,383

(1)

Amounts earned in 2023 were paid in 2024, amounts earned in 2024 were paid in 2025 and amounts earned in 2025 were paid in 2026. For 2025 bonus payments, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentives—2025 Discretionary Bonuses.”

(2)

In accordance with SEC rules, the amounts represent the aggregate grant date fair value of restricted stock units granted during 2023, 2024 and 2025 computed in accordance with ASC Topic 718, rather than the amounts paid or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all restricted stock units granted to our NEOs in Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026.

(3)

The amounts represent bonuses earned and payable pursuant to the 2025 Program upon the achievement of corporate objectives. Amounts earned in 2023 were paid in 2024, amounts earned in 2024 were paid in 2025 and amounts earned in 2025 were paid in 2026. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentives—2025 Executive Incentive Compensation Plan.”

(4)

The amounts for 2025 include the value of 401(k) matching contributions ($9,079, $12,709 and $9,051 for Messrs. Sharma, Kalra and Gerber, respectively) and group term life insurance premiums paid by us ($1,290, $690, $413 and $1,290 for Messrs. Sharma, Kalra, Portocalis and Gerber, respectively).

(5)	Mr. Kalra joined us on March 6, 2023.
(6)	Mr. Gerber served as our General Counsel and Secretary until April 6, 2026.

Grants of Plan-Based Awards During 2025

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Unit (#) (5)	Grant Date Fair Value of Stock Awards ($)(6)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)

Dushyant Sharma

Annual Incentive	—	286,507	716,267	859,520	—	—

RSU	7/2/2025	—	—	—	1,100,000	34,232,000

Sanjay Kalra

Annual Incentive	—	212,180	530,450	636,540	—	—

RSU	3/13/2025	—	—	—	68,447	2,000,021

Gerasimos (Jerry) Portocalis

Annual Incentive	—	178,231	445,578	534,694	—	—

RSU	3/13/2025	—	—	—	68,447	2,000,021

Andrew Gerber

Annual Incentive	—	89,060	222,650	267,180	—	—

RSU	3/13/2025	—	—	—	17,112	500,013

(1)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns related to cash incentive compensation opportunities under our 2025 Program, as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentives—2025 Executive Incentive Compensation Plan.”

(2)	The threshold amounts in this column assume (i) we reached threshold achievement (50%) on each of the financial components and (ii) individual performance received a payout of 0%.
(3)	The target amounts in this column assume (i) we reached target achievement (100%) on each of the financial components and (ii) individual performance received a payout of 100%.
(4)

The maximum amounts in this column assume (i) we reached maximum achievement (110%) plus 10% (totaling 120%) on each of the financial components and (ii) individual performance received a payout of 120%.

(5)

Amounts in the “All Other Stock Awards: Number of Shares of Stock or Unit” column represent time-based restricted stock units. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentives.”

(6)	The amounts represent the aggregate grant date fair value of restricted stock units granted during 2025 computed in accordance with ASC Topic 718.

During 2025, we did not grant any performance-based equity awards or stock options.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)

Dushyant Sharma	3,304,870	(2)	—	8.66	4/8/2029	962,500	(3)	30,405,375

Sanjay Kalra	—		—	—	—	311,667	(4)	9,845,561

Gerasimos (Jerry) Portocalis	8,333	(2)	—	8.66	8/27/2029	159,184	(5)	5,028,623

Andrew Gerber	—		—	—	—	78,804	(6)	2,489,418

(1)	The market value is based on the closing price of our common stock on the NYSE on December 31, 2025, of $31.59, multiplied by the number of restricted stock units.
(2)	The options were fully vested as of December 31, 2025.
(3)

Mr. Sharma’s award is scheduled to vest over four years, with 1/16th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2025, subject to continued service through the applicable vesting date. Quarterly Vesting Dates with respect to any calendar year means February 15, May 15, August 15 and November 15.

(4)

Mr. Kalra has three awards of restricted stock units. The first award, with 178,149 units that have not yet vested, is scheduled to vest over four years, with 1/4th vesting on March 6, 2024 and 1/16th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2024, subject to continued service through the applicable vesting date. The second award, with 65,071 units that have not yet vested, is scheduled to vest over four years, with 1/4th vesting on March 8, 2025 and 1/16th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2025, subject to continued service through the applicable vesting date. The third award, with 68,447 units that have not yet vested, is scheduled to vest over five years, with 1/5th vesting on March 13, 2026 and 1/20th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2026, subject to continued service through the applicable vesting date. Quarterly Vesting Dates with respect to any calendar year means February 15, May 15, August 15 and November 15.

(5)

Mr. Portocalis has three awards of restricted stock units. The first award, with 17,857 units that have not yet vested, is scheduled to vest over four years, with 1/4th vesting on June 23, 2023, and 1/16th vesting on a quarterly basis thereafter on each Quarterly Vesting Date, beginning on November 15, 2023, subject to continued employment with us through the applicable vesting date. The second award, with 72,880 units that have not yet vested, is scheduled to vest over five years, with 1/5th vesting on March 8, 2025 and 1/20th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2025, subject to continued employment with us through the applicable vesting date. The third award, with 68,447 units that have not yet vested, is scheduled to vest over five years, with 1/5th vesting on March 13, 2026 and 1/20th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2026, subject to continued service through the applicable vesting date. Quarterly Vesting Dates with respect to any calendar year means February 15, May 15, August 15 and November 15.

(6)

Mr. Gerber had four awards of restricted stock units. The first award, with 17,953 units that have not vested, is scheduled to vest over five years, with 1/5th vesting on February 3, 2023 and 1/20th vesting on a quarterly basis thereafter on each Quarterly Vesting Date beginning on May 15, 2023, subject to continued employment with us through the applicable vesting date. The second award, with 21,875 units that have not yet vested, is scheduled to vest over four years, with 1/4th vesting on June 20, 2024 and 1/16th vesting on a quarterly basis on each Quarterly Vesting Date beginning on November 15, 2024, subject to continued employment with us through the applicable vesting date. The third award, with 21,864 units that have not yet vested, is scheduled to vest over five years, with 1/5th vesting on March 8, 2025 and 1/20th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2025, subject to continued employment with us through the applicable vesting date. The fourth award, with 17,112 units that have not yet vested, is scheduled to vest over five years, with 1/5th vesting on March 13, 2026 and 1/20th vesting on a quarterly basis on each Quarterly Vesting Date beginning on August 15, 2026, subject to continued service through the applicable vesting date. Quarterly Vesting Dates with respect to any calendar year means February 15, May 15, August 15 and November 15. Mr. Gerber forfeited all equity awards that remained unvested as of his departure on April 6, 2026.

Option Exercises and Stock Vested During 2025

The following table sets forth information concerning the vesting of shares for our NEOs in 2025. There were no options exercised by NEOs in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dushyant Sharma	137,500	5,166,563

Sanjay Kalra	157,806	5,478,513

Gerasimos (Jerry) Portocalis	55,043	1,802,694

Andrew Gerber	36,233	1,255,415

Potential Payments Upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below, assuming that the triggering event took place on December 31, 2025, the last day of our fiscal year:

Name/Triggering Event	Cash Severance ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	COBRA Premiums ($)(3)	Total Termination Benefits ($)

Dushyant Sharma

Qualifying Termination Not Within the Change in Control Period(4)	1,087,582	—	33,754	1,121,336

Qualifying Termination in Connection with a Change in Control(5)	1,087,582	30,405,375	33,754	31,526,711

Sanjay Kalra

Qualifying Termination Not Within the Change in Control Period(4)	265,225	—	16,877	282,102

Qualifying Termination in Connection with a Change in Control(5)	928,288	9,845,561	25,316	10,799,165

Gerasimos (Jerry) Portocalis

Qualifying Termination Not Within the Change in Control Period(4)	222,789	—	16,588	239,377

Qualifying Termination in Connection with a Change in Control(5)	779,762	5,028,623	24,882	5,833,267

Andrew Gerber

Qualifying Termination Not Within the Change in Control Period(4)	181,017	—	16,877	197,894

Qualifying Termination in Connection with a Change in Control(5)	494,175	2,489,418	25,316	3,008,909

(1)	See explanation below of cash severance payouts provided under our change in control and severance agreements.
(2)

Under our change in control and severance agreements, equity vesting acceleration only occurs in the event of a qualifying termination in connection with a change in control, as described below. The amounts shown in this column reflect the aggregate number of unvested RSUs multiplied by $31.59, the closing price of our common stock on December 31, 2025.

(3)	See explanation below of COBRA benefits provided under our change in control and severance agreements.
(4)	A qualifying termination is a termination by us without “cause” and other than due to his death or disability, or by the NEO for “good reason,” as further described below.
(5)

A qualifying termination is considered “in connection with a change in control” if such termination occurs during the period beginning on the date that is three months prior to the date of a change in control and ending on (and inclusive of) the one-year anniversary date of such change in control, as further described below.

We have entered into a change in control and severance agreement, or severance agreement, with each of our NEOs, which provides for certain benefits in connection with certain qualifying involuntary terminations, including in connection with a change in control.

If the NEO’s employment is terminated outside the period beginning on the date that is three months prior to the date of a change in control and ending on (and inclusive of) the one-year anniversary date of such change in control, or the change in control period, either (i) by us without “cause” and other than due to his death or disability, or (ii) by the NEO for “good reason” (as such terms are defined in the severance agreement), the NEO will receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims in our favor:

•	continuing payments of the NEO’s base salary for a period of six months (or, in the case of Mr. Sharma, 12 months) following the date of such termination;

•

in the case of Mr. Sharma, a lump sum cash payment equal to Mr. Sharma’s annual target bonus, prorated for the period during which Mr. Sharma was employed by us in the calendar year such termination occurs; and

•

if the NEO and his eligible dependents (if any) have qualifying health care at the time of such termination, then company-paid premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for up to 12 months in the case of Mr. Sharma and his eligible dependents, if any, and up to six months for each other NEO and his eligible dependents, if any.

If, during the change in control period, the employment of a NEO is terminated either (i) by us without cause and other than due to his death or disability, or (ii) by the NEO for good reason, the NEO will receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims with us:

•

a lump sum cash payment equal to 75% (or, in the case of Mr. Sharma, 100%) of the greater of the NEO’s annual base salary in effect immediately prior to his termination, or the NEO’s annual base salary in effect immediately prior to the change in control;

•	a lump sum cash payment equal to the NEO’s annual target bonus, prorated for the period during which the NEO was employed by us in the calendar year such termination occurs;

•

if the NEO and his eligible dependents (if any) have qualifying health care at the time of such termination, then company-paid premiums for coverage under COBRA for up to 12 months in the case of Mr. Sharma and his eligible dependents, if any, and up to nine months for each other NEO and his eligible dependents, if any; and

•	vesting acceleration of 100% of the shares subject to the NEO’s outstanding and unvested time-based equity awards.

If any of the amounts provided for under the severance agreement otherwise payable to the NEO would constitute “parachute payments” within the meaning of Section 280G of the Code, and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The severance agreements do not provide for any Section 280G-related tax gross-up payments from us.

Under each severance agreement, “cause” generally means the applicable NEO’s:

•

commission of a criminal offense involving moral turpitude or dishonesty, theft or fraud against us or any of our affiliates or any of our customers, suppliers, licensors, licensees, employees or other business relations, which has or reasonably could have a material negative effect on us or any of our affiliates;

•	substantial and repeated failure to perform duties as reasonably directed;

•	gross negligence or willful misconduct with respect to us or any of our affiliates or any of our customers, suppliers, licensors, licensees, employees or other business relations;

•

breach of fiduciary duty with respect to us or any of our affiliates, customers, suppliers, licensors, licensees, employees or other business relations, which has or reasonably could have a material negative effect on us or any of our affiliates;

•	repeated conduct causing us or any of our affiliates substantial public disgrace or disrepute or substantial economic harm;

•	any act or omission aiding or abetting a competitor, supplier or customer of ours or any of our affiliates to the material disadvantage or detriment of us and our affiliates;

•	a material failure to observe our policies or standards regarding employment practices as in effect from time to time; or

•	a failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees if we or our board of directors has requested the NEO’s cooperation.

Under each severance agreement, “good reason” generally means that the NEO resigns his employment with us within 90 days following the end of our cure period discussed below as a result of any of the following that occurs without the NEO’s written consent:

•

a material reduction in the NEO’s base salary as in effect immediately prior to such reduction (in other words, a reduction of at least 10%), provided that an across-the-board reduction in the salary level of all other similarly situated employees by the same percentage amount as part of a general salary level reduction would not constitute such a reduction;

•	a relocation of the NEO’s principal work location to a principal work location more than 35 miles from the NEO’s then present location;

•	the failure by us to obtain assumption of the severance agreement by any successor of ours in accordance with the terms of the agreement; or

•	a material breach by us of the severance agreement or any other written agreement between the NEO and us, relating to any material terms of the NEO’s employment with us.

In order to qualify as “good reason,” the NEO must provide us with written notice of the acts or omissions constituting the grounds for good reason within 90 days following the initial existence of the grounds for good reason, and we must have failed to cure such event within 30 days after receipt of such notice.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	Class A	2,766,276	(2)	—	25,509,855	(2)

	Class B	3,443,585	(3)	$8.64	—

Equity compensation plans not approved by security holders	—	—		—	—

Total		6,209,861		8.64	25,509,855

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock underlying restricted stock units, which have no exercise price. There were no outstanding options to purchase Class A common stock as of December 31, 2025.

(2)
Includes the 2021 Plan. Our 2021 Plan provides that on January 1 of each fiscal year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2021 Plan) (i) 12,551,000 shares, (ii) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year and (iii) such number of shares as the administrator of the 2021 Plan may determine no later than the last day of our immediately preceding fiscal year. Pursuant to the terms of the 2021 Plan, this evergreen provision will operate until May 15, 2031, unless the 2021 Plan is terminated before that date. On January 1, 2026, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 5,023,249 shares pursuant to this provision. The increase is not reflected in the table above.

(3)
Includes the 2012 Equity Incentive Plan, or the 2012 Plan. The 2012 Plan was terminated as to the grant of future awards prior to the effectiveness of our registration statement in connection with our IPO, and since then we have not granted any additional awards under the 2012 Plan. However, the 2012 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2012 Plan.

Equity Grant Practices
We generally grant equity awards in the first quarter of our fiscal year; however, we only grant time-based RSUs and do not grant stock options or similar awards as part of our equity grants. In special circumstances, including the hiring or promotion of an individual or where the compensation committee determines it is in our best interest, the compensation committee may approve grants of RSUs at times other than the first quarter of the fiscal year. The compensation committee does not take into account material nonpublic information in determining the timing and terms of RSUs, and we have not timed the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation.
No stock options were issued to executive officers in 2025 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information
and ending one business day after the filing or furnishing of such report with the SEC.

Pay vs. Performance
This section is the Pay versus Performance disclosure required by the SEC. The tabular disclosure below includes the
SEC-defined
“Compensation Actually Paid,” or CAP, for our principal executive officer, or PEO, and the average CAP for our other NEOs for each of the most recent three fiscal years. Because of the changes in value of unvested equity awards, the CAP does not represent amounts actually paid to or earned by those individuals. The disclosure also presents information regarding total shareholder return and financial performance metrics. Amounts referencing the Summary Compensation Table, or SCT, can be found on page 45.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table (SCT) Total for PEO ($) (1)		Compensation Actually Paid (CAP) to PEO ($) (3)		Average SCT Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return (TSR) ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income ($ in millions) (6)	Revenue ($ in millions)

2025	35,629,806	(2)	36,969,744	(2)	2,520,918	2,632,944	394	267	66.9	1,196.5

2024	1,209,210		1,408,052		3,002,578	7,205,210	408	216	44.2	871.7

2023	1,121,188		1,722,672		3,005,440	5,684,945	223	158	22.3	614.5

(1)	Mr. Sharma, President and CEO, is the principal executive officer, or PEO, for each year represented. The other NEOs represented in the Non-PEO average amounts above are:

•	2025: Messrs. Kalra, Portocalis and Gerber

•	2024: Messrs. Kalra and Portocalis

•	2023: Messrs. Kalra and Gerber

(2)
Includes the
one-time
RSU grant to Mr. Sharma, as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentives—CEO Long-Term Incentive.”

(3)
CAP does not mean that our NEOs actually earned, realized or received those amounts in the listed year. To calculate CAP, the following amounts were deducted from and added to the SCT total compensation for the PEO and
Non-PEO
NEOs, respectively:

Reconciliation of SCT Total Compensation to CAP for PEO
	2025 ($)	2024 ($)	2023 ($)

SCT Total Compensation	35,629,806	1,209,210	1,121,188

DEDUCTIONS

Grant Date Fair Value of Stock Awards Reported in SCT	(34,232,000)	0	0

ADDITIONS

Year-End Fair Value for Unvested Stock Awards Granted During the Year	30,405,375	0	0

Fair Value as of Vesting Date for Stock Awards Granted and Vesting During the Year	5,166,563	0	0

Increase (Decrease) in Fair Value During the Year for Unvested Option Awards Granted in Prior Years	0	0	429,081

Increase (Decrease) in Fair Value from Prior Year Year-End to Vesting Date for Prior Years’ Option Awards that Vested During Year	0	198,842	172,403

CAP	36,969,744	1,408,052	1,722,672

Reconciliation of SCT Total Compensation to CAP for Average Non-PEO NEOs
	2025 ($)	2024 ($)	2023 ($)

SCT Total Compensation	2,520,918	3,002,578	3,005,440

DEDUCTIONS

Grant Date Fair Value of Stock Awards Reported in SCT	(1,500,018)	(2,000,011)	(2,279,753)

ADDITIONS

Year-End Fair Value for Unvested Stock Awards Granted During the Year	1,621,683	3,401,372	4,691,411

Increase (Decrease) in Fair Value During the Year for Unvested Option and Stock Awards Granted in Prior Years	(142,434)	2,505,492	230,127

Increase (Decrease) in Fair Value from Prior Year Year-End to Vesting Date for Prior Years’ Option and Stock Awards that Vested During Year	132,795	295,779	37,720

CAP	2,632,944	7,205,210	5,684,945
(4)	TSR is calculated by assuming that a $100 investment was made on December 31, 2022.
(5)
The peer group used is the Standard and Poor’s 500 Information Technology Index, which is the peer group represented in Part II, Item 5 of our Annual Report on Form
10-K
for each of the fiscal years shown in the table.

(6)	The dollar amounts reported are our GAAP net income as reflected in our audited financial statements.
Narrative Disclosure to the Pay vs. Performance Table
The three items listed below represent the most important financial measures used to link executive compensation to our performance for 2025. Each item is a separate metric within our 2025 Program, as further described beginning on page 38.

Most Important Performance Measures
Revenue Non-GAAP contribution profit Adjusted EBITDA
The following graphs provide visual representations of the relationship between both the CAP of our PEO (CEO) and the average CAP of our non-PEO
NEOs and our (i) TSR, (ii) Net Income and (iii) company-selected metric, Revenue, as well as depicting the relationship between our own TSR and a peer group TSR. The amounts shown for 2025 CEO CAP include the one-time
RSU grant to Mr. Sharma described elsewhere in this proxy statement.

The graph below illustrates the correlation between CAP and TSR of our common stock. The TSR amounts in the graph assume the investment of $100 on December 31, 2022.

Compensation Actually Paid vs. PAY TSR
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Annual CAP
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
TSR
$100
$223
$408
$394
12/31/2022
FY 2023
FY 2024
FY 2025
PEO CAP ($)
Other NEO Avg CAP ($)
PAY TSR

The graph below compares the TSR for our common stock to the TSR of the Standard and Poor’s 500 Information Technology Index over a three-year period. The TSR amounts in the chart assume the investment of $100 on December 31, 2022.

The graph below compares our CAP to our Net Income. Net income is not a metric included, or otherwise a consideration, in our executive compensation program.

Compensation Actually Paid vs. Net Income
$40
$35
$30
$25
$20
$15
$10
$5
$0
Annual CAP (millions)
$80
$70
$60
$50
$40
$30
$20
$10
$0
Net income (in millions)
2023
2024
2025
PEO CAP ($)
Other NEO Avg CAP ($)
Net Income

The graph below compares our CAP to our Revenue. Revenue is our company selected measure as required to be identified by the SEC and is one of the equally weighted measures in our annual cash incentive plan, the 2025 Program.

Compensation Actually Paid vs. Revenue
Annual CAP (millions)
$40
$35
$30
$25
$20
$15
$10
$5
$0
Revenue (in millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2023
2024
2025
PEO CAP ($)
Other NEO Avg CAP ($)
Revenue

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our capital stock as of April 9, 2026 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our common stock;

•	each of our NEOs;

•	each of our directors and nominees; and

•	all of our current executive officers, directors and nominees as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 62,936,502 shares of our Class A common stock and 62,852,835 shares of our Class B common stock outstanding as of April 9, 2026. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 9, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 9, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Paymentus Holdings, Inc., 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277.

	Shares Beneficially Owned				Percent of Total Voting Power†
	Class A Common Stock		Class B Common Stock‡
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Greater than 5% Stockholders:

AKKR Group(1)	2,536,524	4.0%	40,013,248	63.7%	58.2%

Capital International Investors(2)	7,655,433	12.2%	—	—	1.1%

Wasatch Advisors LP(3)	8,553,165	13.6%	—	—	1.2%

Named Executive Officers and Directors:

Dushyant Sharma(4)	193,466	*	22,635,893	34.2%	31.3%

Sanjay Kalra(5)	187,774	*	—	—	*

Gerasimos (Jerry) Portocalis(6)	539,582	*	818,898	1.3%	1.3%

Andrew Gerber	26,783	*	—	—	*

Jody Davids	31,752	*	—	—	*

William Ingram(7)	73,963	*	26,195	*	*

Jason Klein(8)	—	—	2,171,003	3.5%	3.1%

Adam Malinowski	—	—	201,547	*	*

Arun Oberoi	28,907	*	—	—	*

Robert Palumbo(9)	2,536,524	4.0%	40,013,248	63.7%	58.2%

Gary Trainor(10)	669,888	1.1%	—	—	*

All directors and executive officers as a group (10 persons)(11)	4,261,856	6.8%	65,866,784	99.5%	91.4%

*	Represents less than 1%.
‡

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a one-for-one basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of our stockholders, except under limited circumstances.

(1)

Based solely on information contained in a Schedule 13G/A filed on February 13, 2026 by the entities named in this footnote. According to this Schedule 13G/A, these shares consist of (a)(i) 2,245,886 shares of Class A common stock and (ii) 17,792,317 shares of Class B common stock held directly by Accel-KKR Capital Partners CV III, LP, or CV III; (b)(i) 94,546 shares of Class A common stock and (ii) 749,011 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners III, LP, or GC III; (c)(i) 3,168 shares of Class A common stock and (ii) 25,100 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners II Strategic Fund, LP, or GC II Strategic; (d)(i) 37,350 shares of Class A common stock and (ii) 295,905 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners II, LP, or GC II; (e) 1,003,054 shares of Class B common stock held directly by Accel-KKR Members Fund, LLC, or Members Fund; (f) 3,668,256 shares of Class B common stock held directly by AKKR Strategic Capital LP, or SC; (g) 880,489 shares of Class B common stock held directly by AKKR SC GPI HoldCo LP, or SC GPI, and collectively with CV III, GC III, GC II Strategic, GC II, Members Fund and SC, the Accel-KKR Funds; (h) 155,574 shares of Class A common stock held directly by AKKR Fund II Management Company, LP, or Fund II GP; (i) 7,181,629 shares of Class B common stock held directly by Robert Palumbo, one of our directors; (j) 7,181,627 shares of Class B common stock held directly by Thomas Barnds; and (k) 1,235,860 shares of Class B common stock held directly by KKR-AKI Investors L.L.C., or KKR-AKI. AKKR Fund III Management Company CV, LP, or CV III GP, is the sole general partner of CV III. AKKR Growth Capital Management Company III, LP, or GC III GP, is the sole general partner of GC III. AKKR Growth Capital Management Company II, LP, or GC II GP, is the sole general partner of GC II Strategic and GC II. AKKR Strategic Capital GP, or SC GP, is the sole general partner of SC. AKKR Management Company, LLC, or UGP, is the sole managing member of Members Fund and the sole general partner of CV III GP, GC III GP, GC II GP, SC GP and SC GPI. Accel-KKR Holdings GP, LLC, or Topco GP, is the sole managing member of UGP. Messrs. Barnds and Palumbo are the sole two directors and members of Topco GP. Fund II GP is the sole management company of each of the Accel-KKR Funds, and UGP is the general partner of Fund II GP. Consequently, Mr. Barnds, Mr. Palumbo, CV III GP, GC III GP, GC II GP, SC GP, UGP, Topco GP and Fund II GP may be deemed to have shared voting and dispositive power over the shares held by the Accel-KKR Funds. Pursuant to a Distribution and Voting Agreement, dated as of February 13, 2012, KKR-AKI is subject to a voting agreement with respect to the shares of Class B common stock that it holds and has granted UGP a proxy and attorney-in-fact, with full power of substitution, to vote all of its shares as required by such voting agreement if KKR-AKI does not comply with the terms thereof. The principal business address of entities and persons identified in this footnote is c/o Accel-KKR, 2180 Sand Hill Road, Suite 300, Menlo Park, CA 94025.

(2)

Based solely on information contained in a Schedule 13G/A filed on February 13, 2026, Capital International Investors, or CII, beneficially owns 7,655,433 shares of Class A common stock, with sole power to vote and dispose of all such shares. CII is a division of Capital Research and Management Company, or CRMC, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited, together with CRMC, the investment management entities. CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The principal business address of CII is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)

Based solely on information contained in a Schedule 13G/A filed on February 11, 2026, Wasatch Advisors LP beneficially owns 8,553,165 shares of Class A common stock, with sole power to vote 5,884,179 and shares and dispose of all 8,553,165 shares. The principal address of Wasatch Advisors LP is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.

(4)

Consists of (a) 124,715 shares of Class A common stock held directly by Mr. Sharma; (b) 68,750 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 9, 2026; (c) one share of Class A common stock held directly by Ashigrace; (d) 17,549,795 shares of Class B common stock held directly by Ashigrace; (e) 3,304,870 options to purchase shares of Class B common stock exercisable within 60 days of April 9, 2026 held directly by Ashigrace; (f) 1,152,560 shares of Class B common stock held by The Ruma Sharma Family Trust dated December 3, 2018, or the Ruma Sharma Trust; (g) 157,167 shares of Class B common stock held directly by The Sharma Family Trust A dated March 30, 2021, or Trust A; (h) 157,167 shares of Class B common stock held directly by The Sharma Family Trust B dated March 30, 2021, or Trust B; (i) 157,167 shares of Class B common stock held directly by The Sharma Family Trust C dated March 30, 2021, or Trust C; and (j) 157,167 shares of Class B common stock held directly by The Sharma Family Trust D dated March 30, 2021, or collectively with Trust A, Trust B and Trust C, the Sharma Family Trusts. Mr. Sharma is the sole manager of Ashigrace and has sole voting and dispositive power over the shares held by Ashigrace. Mr. Sharma serves as the trustee for the Ruma Sharma Trust, and Mr. Sharma’s spouse serves as the trustee for the Sharma Family Trusts. Mr. Sharma disclaims beneficial ownership of the shares held by the Sharma Family Trusts.

(5)	Consists of (a) 151,576 shares of Class A common stock held directly by Mr. Kalra and (b) 36,198 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 9, 2026.
(6)

Consists of (a) 480,804 shares of Class A common stock held directly by Mr. Portocalis, (b) 11,159 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 9, 2026, (c) 8,333 options to purchase shares of Class B common stock exercisable within 60 days of April 9, 2026, (d) 47,619 shares of Class A common stock held by Faliron Family Limited Partnership Ltd. and (e) 810,565 shares of Class B common stock held by Faliron Family Limited Partnership Ltd. Mr. Portocalis has sole voting and dispositive power over the shares held by Faliron Family Limited Partnership Ltd.

(7)	Consists of (a) 73,963 shares of Class A common stock held directly by Mr. Ingram and (b) 26,195 options to purchase shares of Class B common stock exercisable within 60 days of April 9, 2026.
(8)	Consists of shares of Class B common stock held by The Jason and Farah Klein Revocable Trust dated January 27, 2011.
(9)	Consists of the shares described in footnote (1) above. See footnote (1) regarding Mr. Palumbo’s relationship with the Accel-KKR Funds and KKR-AKI.
(10)

Consists of 669,888 shares of Class A common stock held directly by TF Investment Holdings LLC, or TF Investment. Mr. Trainor is the sole manager of TF Investment and has sole voting and dispositive power over the shares held by TF Investment.

(11)

Includes current directors and executive officers, but excludes Mr. Gerber, who resigned effective April 6, 2026. Consists of (a) 4,145,749 shares of Class A common stock; (b) 116,107 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 9, 2026; (c) 62,527,386 shares of Class B common stock; and (d) 3,339,398 options to purchase shares of Class B common stock exercisable within 60 days of April 9, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of our Class A common stock to file with the SEC reports of their initial ownership and changes in their ownership of our Class A common stock and other equity securities. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2025.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Stockholders Agreement

In connection with our IPO in May 2021, we entered into a stockholders agreement with AKKR and Mr. Sharma, Ashigrace, which is an entity under the control of Mr. Sharma, and certain trusts affiliated with Mr. Sharma, which we collectively refer to as the Sharma parties. Among other things, the stockholders agreement provides that, for so long as AKKR or certain of its permitted transferees hold more of our outstanding common stock than the Sharma parties, AKKR will have the right to nominate (i) five directors to our board of directors for so long as AKKR beneficially owns at least 10% of our outstanding common stock and (ii) two directors to our board of directors for so long as AKKR beneficially owns at least 5% but less than 10% of our outstanding common stock. Moreover, after such time as AKKR ceases to hold more of our outstanding common stock than the Sharma parties, AKKR will continue to have the right to nominate two directors to our board of directors until such time as AKKR ceases to beneficially own at least 5% of our outstanding common stock. In addition, for so long as the Sharma parties own at least 5% of our outstanding common stock or Mr. Sharma serves as our chief executive officer, the Sharma parties will have the right to nominate Mr. Sharma to our board of directors. The stockholders agreement further provides that any directors other than those nominated by AKKR or the Sharma parties will be independent directors.

Registration Rights Agreement

In connection with our IPO in May 2021, we entered into a registration rights agreement with AKKR and the Sharma parties as well as Mr. Portocalis and our former chief financial officer. Under the terms of the registration rights agreement, the parties thereto and certain permitted transferees are entitled to require us to file registration statements for the public resale of the shares of Class A common stock, including shares issuable upon conversion of their shares of Class B common stock, or to include such shares in registration statements that we may file, subject to certain conditions.

Other Transactions

Mr. Sharma’s spouse serves as a vice president of our company. Ms. Sharma received aggregate compensation, inclusive of her base salary and bonus, of approximately $0.3 million for her employment with us in 2025.

The son of Gary Trainor, one of our directors, serves as a vice president of our company and received aggregate compensation, inclusive of his base salary and bonus, of approximately $0.5 million for his employment with us in 2025. In addition, he received a grant of restricted stock units with an aggregate value of $0.4 million in March 2025 that vests over five years.

Limitation of Liability and Indemnification of Officers and Directors

Our charter and bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with each of our executive officers and directors that provide them with customary indemnification in connection with their service to us or on our behalf.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions that provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $60,000. Our policy also provides that a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving related person transactions, and our compensation committee is responsible for reviewing and approving or disapproving ordinary course compensation of any immediate family member of a related person that would constitute a related person transaction under our policy. In addition to our policy, our audit committee charter and compensation committee charter provide that these committees shall review and approve or disapprove of any related person transactions as specified in the related person transaction policy.

CORPORATE RESPONSIBILITY HIGHLIGHTS

We are committed to conducting business in an ethical and transparent way, and to being accountable to our customers, our employees, our stockholders, the communities in which we operate and our other stakeholders for the manner in which we run our business. In addition, we believe that operating sustainably drives long-term stockholder value.

Community and Environmental Sustainability

From day one, Paymentus’ mission has been to make receiving and paying bills faster and easier. We seek to serve people across diverse socio-economic backgrounds to enable them to become more financially empowered and stronger stewards of their financial resources. As such, we continually work to enable new and innovative payment channels and payment methods to enhance the utility of our platform for all customers.

•	We enable consumers to pay their bills through a wide variety of payment options day or night.

•	We offer underbanked consumers access to cash-based bill payments through our relationship with Walmart Money Centers and the Green Dot retail location network.

•	We serve hundreds of small businesses, enabling them to improve their customer engagement and accelerate cash collections.

In addition, we work to remove paper bills and payments from the ecosystem. In 2025, we processed 724.0 million transactions that otherwise may have been paid with paper checks or cash. Our customers also sent millions of electronic bills, e-mail messages and text messages as reminders of bills. These electronic methods reduce paper-based communications.

Human Capital Management

Talent Vision and Competitive Benefits

We are proud of our community of passionate, talented employees committed to creating positive customer value. It is our goal to create the organizational conditions and culture for talented individuals to continue to develop. Our human capital objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. In addition to competitive base salaries and cash bonuses, we also offer equity incentive plans to attract, retain and reward key personnel. We aim to advance our unique innovation, business success and stockholder value by motivating such individuals to perform to the best of their abilities, achieve our corporate objectives and drive profitable growth. Some highlights include:

•	We offer a 401(k) company-sponsored retirement plan with an employer-matching component to better support employees’ long-term retirement goals.

•

We provide up to four weeks of paid parental leave to employees following the birth of an employee’s child or the placement of a child with an employee in connection with adoption or foster care. The policy provides parents with time to care for and bond with the new addition to their family.

•	We offer two “Family Days” annually for all employees, each of which includes a paid day off and a cash stipend to spend on activities that strengthen family relationships.

•	We support the health of our employees by offering wellness resources, including an annual cash stipend for gym expenses.

•

We believe in great leadership and learning and invest in employee development. Employees take advantage of online training, product training, sales training, technical training, team building events, seminars, conferences, lectures, peer-to-peer and manager-led training and other learning opportunities across our company.

•	As part of our workforce strategy, we strive to support our employees by:

•	Promoting work-life balance by empowering our employees to adopt flexible working arrangements and providing tools for efficient remote collaboration.

•	Continuing to provide opportunities for in-person collaboration, welcoming local and remote employees alike at our office locations.

Employee Engagement

We actively seek opportunities for engagement and communication by our chief executive officer and other senior executive leaders with our broader employee population. For example, we host quarterly interactive town halls that provide an opportunity for our chief executive officer to be accessible to our global employees while discussing topics in a live Q&A session such as recent financial results, innovative growth initiatives and success stories.

Equal Opportunity Policies

We provide equal employment opportunities without regard to race, color, religion, sex, national origin, age, disability, marital status, veteran status, sexual orientation, genetic information or any other protected characteristic under applicable law. We are dedicated to ensuring the fulfillment of this policy with respect to hiring, placement, promotion, transfer, demotion, layoff, termination, recruitment advertising, pay and other forms of compensation, training, access to facilities and programs and general treatment during employment.

Compliance and Ethics

Our culture of integrity starts with our Code of Ethics and our compliance program, which includes risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of potential compliance matters.

•

Our Code of Ethics applies to directors and all employees, including our executive officers. The Code of Ethics is reviewed on an annual basis for any changes to law or policy and updated as appropriate. Changes to the Code of Ethics are reviewed and approved by the audit committee.

•	New employees are required to complete training on the Code of Ethics, and all employees complete supplemental Code of Ethics training and a compliance certification each year.

•

In addition, regular online trainings address the compliance risks of specific roles and business functions, while various additional guidance helps ensure awareness of our policies and our expectations for ethical behavior and a safe work environment where we treat others with respect and do not tolerate harassment or discrimination.

•

Our management team is focused on fostering a culture of trust so that employees at every level feel comfortable speaking up about concerns. All complaints and concerns regarding possible violations of, or non-compliance with, our Code of Ethics, a corporate policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be reported by phone or web through our whistleblower program. Reports may be made anonymously.

Data Privacy, Security and Compliance

We are focused on maintaining appropriate data governance and systems so we can sustain the trust of our customers and other stakeholders, which is fundamental to our business success.

•	We have a dedicated chief information security officer within our information technology department who is responsible for overseeing our information security practices. Our information security and privacy teams continually refine our practices to address emerging security risks and changes in privacy regulations.

•

We post our privacy policy on our website, which describes the data collection, use, sharing and retention practices and internal data protection principles we abide by globally to standardize our data collection practices.

•	We provide annual data protection and security training to all employees, supplemented with periodic, targeted data protection and security training as needed.

•

We offer contractual commitments that allow our customers to meet the privacy protections in the European Union’s General Data Protection Regulation (GDPR) and state privacy laws, including the California Consumer Privacy Act (CCPA).

•	We maintain payment industry standard certifications and are assessed annually by third party auditors to verify our compliance.

For additional information regarding our data privacy, security and compliance related programs, see “Item 1C—Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2025.

Stockholder Alignment

•

Our directors and executive officers as a group collectively own 6.8% of our outstanding Class A common stock and our Chief Executive Officer owns 34.2% of our outstanding Class B common stock, which we believe effectively aligns our interests with stockholder interests.

•	A significant portion of our executive compensation is tied to annual performance objectives approved by the compensation committee of our board of directors.

•	Our compensation committee has engaged with an independent compensation consultant to help establish a compensation program designed to be fair and competitive, while balancing stockholder interests.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2027 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 23, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in our proxy materials. Proposals should be addressed to:

Paymentus Holdings, Inc.

Attention: Corporate Secretary

11605 North Community House Road, Suite 300

Charlotte, North Carolina 28277

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern Time, on February 5, 2027, and

•	no later than 5:00 p.m., Eastern Time, on March 7, 2027.

In the event that we hold our 2027 annual meeting more than 25 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the day of our 2027 annual meeting, and

•

no later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of our 2027 annual meeting or, if the first public announcement of the date of the 2027 annual meeting is less than 100 days prior to the date of such meeting, on the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made by us.

If a stockholder that has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present such proposal at the annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://ir.paymentus.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Paymentus Holdings, Inc., 11605 North Community House Road, Suite 300, Charlotte, North Carolina 28277, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are therefore urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Charlotte, North Carolina
April 22, 2026

APPENDIX A

Unaudited Reconciliation of Non-GAAP Financial Measures

(in thousands, except percentages)

	Year Ended December 31,
	2025	2024

Contribution Profit:

Gross profit	$296,342	$238,170

Plus: other cost of revenue	89,967	73,898

Contribution profit	$386,309	$312,068

	Year Ended December 31,
	2025	2024

Adjusted EBITDA:

Net income — GAAP	$66,937	$44,169

Interest income	(9,506)	(8,742)

Other income	—	(213)

Provision for income taxes	18,338	9,775

Amortization of capitalized software development costs	33,304	27,586

Amortization of acquisition-related intangibles	7,088	8,081

Depreciation	666	817

EBITDA	$116,827	$81,473

Adjustments:

Foreign exchange gain	(229)	(132)

Stock-based compensation	20,821	12,855

Adjusted EBITDA	$137,419	$94,196

	Year Ended December 31,
	2025	2024

Free Cash Flow:

Net cash provided by operating activities	$162,127	$63,634

Adjustments:

Purchases of property and equipment	(361)	(457)

Capitalized internal-use software development costs	(36,737)	(36,119)

Free cash flow	$125,029	$27,058

A-1

 PAYMENTUS HOLDINGS, INC.

 11605 N. COMMUNITY HOUSE RD

 SUITE 300

 CHARLOTTE, NC 28277

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PAY2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by 11:59 P.M. Eastern Time on June 4, 2026.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91484-P49780       KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAYMENTUS HOLDINGS, INC.			For All	Withhold All	For All Except
The Board of Directors recommends a vote “FOR ALL” of the following Director nominees.			☐	☐	☐

1.	Election of Directors

Nominees:

	01)	Jody Davids
	02)	Adam Malinowski
	03)	Gary Trainor

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” Proposals 2 and 3:			For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.		☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.		☐	☐	☐

The Board of Directors recommends a vote for “1 YEAR” on Proposal 4:		1 Year	2 Years	3 Years	Abstain

4.	A vote, on an advisory basis, as to whether the above “say-on-pay” vote should occur every one, two or three years.	☐	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR ALL” of the Director nominees listed in Item 1, “FOR” Proposals 2 and 3, and “FOR” the option of “1 YEAR” in Proposal 4. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

THE UNDERSIGNED STOCKHOLDER(S) HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2025.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V91485-P49780

PAYMENTUS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, JUNE 5, 2026 1:00 PM EDT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dushyant Sharma and Sanjay Kalra, and each of them, as attorney, agent and proxy of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of PAYMENTUS HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM EDT on Friday, June 5, 2026, virtually at www.virtualshareholdermeeting.com/PAY2026, and any postponement or adjournment thereof, with all powers that the undersigned would have if personally present.

This proxy, when properly executed, will be voted as specified by the undersigned on the reverse side. If no choice is specified, the proxy will be voted as to all shares of the undersigned: FOR ALL of the nominees for director listed on the reverse side, FOR Proposals 2 and 3, and FOR the option of 1 YEAR in Proposal 4. The proxies are hereby authorized to vote all shares of the undersigned in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please date and sign on the reverse side exactly as your name appears on the form and mail the proxy promptly.

(Continued and to be marked, dated and signed on the reverse side)

Your Vote Counts!
PAYMENTUS HOLDINGS, INC. 11605 N. COMMUNITY HOUSE RD SUITE 300 CHARLOTTE, NC 28277	PAYMENTUS HOLDINGS, INC. 2026 Annual Meeting Vote by June 4, 2026 11:59 PM ET

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You invested in PAYMENTUS HOLDINGS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2026.

Get informed before you vote

View the Notice of Annual Meeting & Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting and the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.ProxyVote.com or easily request a paper or email copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors

	Nominees:	For

01) Jody Davids
02) Adam Malinowski
03) Gary Trainor

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	For

3.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.	For

4.	A vote, on an advisory basis, as to whether the above “say-on-pay” vote should occur every one, two or three years.	Year

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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